Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273505

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement,
Subject to Completion, dated April 1, 2024

Prospectus Supplement
(to Prospectus Dated September 6, 2023)

CANADIAN IMPERIAL BANK OF COMMERCE

US$            % Senior Notes due

_________________

The US$            % Senior Notes due            (the “Notes”) offered by this Prospectus Supplement will bear interest at a rate of            % and will mature on            ,            . Interest on the Notes will be payable semi-annually in arrears on            and            of each year, beginning on            , 2024. See “Description of the Notes — Interest.” The Notes are redeemable at any time and from time to time at the applicable redemption prices discussed under the caption “Description of the Notes — Optional Redemption.” In addition, all, but not less than all, of the Notes are redeemable under the circumstances described under “Description of the Notes — Tax Redemption.”

The Notes are bail-inable notes (as defined herein) and are subject to conversion in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”) and to variation or extinguishment in consequence, and are subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the Notes.

The Notes will be unsecured and unsubordinated obligations of CIBC and will constitute deposit liabilities of the Bank for the purposes of the Bank Act (Canada) (the “Bank Act”).

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or automated quotation system.

_________________

Investing in the Notes involves risks. See the “Risk Factors” sections of this Prospectus Supplement and the accompanying Prospectus together with the risks described in the documents we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

	Public Offering Price	Underwriting Discount	Proceeds, before expenses, to us
Per Note	%	%	%
Total for Notes	US$	US$	US$

____________

(1)      Plus accrued and unpaid interest from            , 2024, if settlement occurs after that date.

Neither the SEC nor any state securities regulator has approved or disapproved of the Notes, or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

The Notes have not been qualified for sale under the securities laws of any province or territory of Canada and will not be offered or sold, directly or indirectly, in Canada or to any resident of Canada except pursuant to a prospectus exemption by the Canadian investment dealer affiliate of CIBC World Markets Corp. None of the underwriters is registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, will only sell the Notes outside Canada, except as provided above. See “Underwriting.”

The Notes will not constitute deposits that are insured under the CDIC Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

The Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about            , 2024.

_________________

Joint Book-Running Managers

CIBC Capital Markets	BofA Securities	Deutsche Bank Securities	J.P. Morgan	Morgan Stanley

_________________

            , 2024

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which contains the specific terms of this offering of the Notes (as defined below) and supplements and updates certain information contained in the accompanying Prospectus. The second part is the accompanying Prospectus dated September 6, 2023, which is part of our Registration Statement on Form F-3 (No. 333-273505).

This Prospectus Supplement may add to, update or change the information in the accompanying Prospectus. If information in this Prospectus Supplement is inconsistent with information in the accompanying Prospectus, this Prospectus Supplement will apply and will supersede that information in the accompanying Prospectus.

This Prospectus Supplement, the accompanying Prospectus, any free writing prospectus we have authorized and the documents incorporated into each by reference include important information about us, the Notes being offered and other information you should know before investing. You should read this Prospectus Supplement, the accompanying Prospectus as well as the additional information described under “Available Information” in the accompanying Prospectus before investing in the Notes.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference into this Prospectus Supplement, the accompanying Prospectus or any free writing prospectus we have authorized and, if given or made, such information or representations must not be relied upon as having been authorized. The Bank has not, and the underwriters have not, authorized any other person to provide you with different information. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus Supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement and the accompanying Prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this Prospectus Supplement, or that the information contained in this Prospectus Supplement or the accompanying Prospectus or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

The distribution of this Prospectus Supplement and the accompanying Prospectus and this offering of the Notes in certain jurisdictions may be restricted by law. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer, or an invitation on our behalf or the underwriters, or any of them, to subscribe for or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this Prospectus Supplement and the accompanying Prospectus, references to “CIBC,” the “Bank,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce and all entities included in its consolidated financial statements, except where otherwise indicated or where the context otherwise requires.

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FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about our operations, business lines, financial condition, risk management, priorities, targets and sustainability commitments (including with respect to net-zero emissions and our environmental, social and governance (ESG) related activities), ongoing objectives, strategies, the regulatory environment in which we operate and outlook for calendar year 2024 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “predict,” “commit,” “ambition,” “goal,” “strive,” “project,” “objective” and other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would” and “could.” By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of high inflation, rising interest rates, ongoing adverse developments in the U.S. banking sector which add pressure on liquidity and funding conditions for the financial industry, the impact of hybrid work arrangements and higher interest rates on the U.S. real estate sector, potential recession and the war in Ukraine and conflict in the Middle East on the global economy, financial markets, and our business, results of operations, reputation and financial condition, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

•        inflationary pressures;

•        global supply-chain disruptions;

•        geopolitical risk, including from the war in Ukraine and conflict in the Middle East;

•        the occurrence, continuance or intensification of public health emergencies, such as the impact of post-pandemic hybrid work arrangements, and any related government policies and actions;

•        credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•        currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•        the effectiveness and adequacy of our risk management and valuation models and processes;

•        legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada;

•        amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

•        exposure to, and the resolution of, significant litigation or regulatory matters, our ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters;

•        the effect of changes to accounting standards, rules and interpretations;

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•        changes in our estimates of reserves and allowances;

•        changes in tax laws;

•        changes to our credit ratings;

•        political conditions and developments, including changes relating to economic or trade matters;

•        the possible effect on our business of international conflicts, such as the war in Ukraine and conflict in the Middle East, and terrorism;

•        natural disasters, disruptions to public infrastructure and other catastrophic events;

•        reliance on third parties to provide components of our business infrastructure;

•        potential disruptions to our information technology systems and services;

•        increasing cyber security risks which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•        social media risk;

•        losses incurred as a result of internal or external fraud;

•        anti-money laundering;

•        the accuracy and completeness of information provided to us concerning clients and counterparties;

•        the failure of third parties to comply with their obligations to us and our affiliates or associates;

•        intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking;

•        technological change including the use of data and artificial intelligence in our business;

•        global capital market activity;

•        changes in monetary and economic policy;

•        general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•        climate change and other ESG related risks including our ability to implement various sustainability-related initiatives internally and with our clients under expected time frames and our ability to scale our sustainable finance products and services;

•        our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•        changes in client spending and saving habits;

•        our ability to attract and retain key employees and executives;

•        our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

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•        the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•        our ability to anticipate and manage the risks associated with these factors.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis — Management of risk” section of our Annual Report for the year ended October 31, 2023 which is attached to our Form 40-F for the fiscal year ended October 31, 2023 filed with the SEC on November 30, 2023 (the “2023 Annual Report”) and our Report to Shareholders for the First Quarter, 2024 which is attached as an exhibit to CIBC’s Form 6-K dated February 29, 2024 filed with the SEC on February 29, 2024 (the “2024 First Quarter Report”), which are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus together with the risks described in the documents we filed with the SEC that are incorporated by reference herein. Any forward-looking statements contained in this Prospectus Supplement represent the views of management only as of the date hereof. We do not undertake to update any forward-looking statement that is contained in this Prospectus Supplement, the accompanying Prospectus and any free writing prospectus we have authorized or the documents incorporated by reference, except as required by law.

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PRESENTATION OF FINANCIAL INFORMATION

CIBC maintains its financial books and records, and prepares its consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to the rules of the SEC, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Additionally, CIBC publishes its consolidated financial statements in Canadian dollars. In this Prospectus Supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “US$” are to U.S. dollars.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about CIBC and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire Prospectus Supplement, the accompanying Prospectus and the documents that we have filed with the SEC that are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus prior to deciding whether to purchase Notes.

Canadian Imperial Bank of Commerce

CIBC is a diversified financial institution governed by the Bank Act. CIBC’s registered and head office is located in 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

The Offering

The following summary describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes” for a more detailed description of the terms and conditions of the Notes.

Issuer	Canadian Imperial Bank of Commerce.
Securities Offered	US$ aggregate principal amount of % Senior Notes due (the “Notes”).
Maturity Date	The Notes will mature on , .
Interest Rate	The Notes will bear interest at a rate per annum equal to %.
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on and of each year, beginning on , 2024, and at maturity (each an “Interest Payment Date”).
Optional Redemption

At any time prior to            ,            (            month prior to the maturity date of the Notes) (the “Par Call Date”), the Bank may redeem the Notes, in whole at any time or in part from time to time, at the Bank’s option, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes to be redeemed; and

•   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points, less (b) interest accrued to, but excluding, the redemption date;

plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on and after the Par Call Date, the Bank may redeem some or all of the Notes at the Bank’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).

See “Description of the Notes — Optional Redemption.”

Tax Redemption

The Bank may redeem the Notes at its option in whole but not in part, in the circumstances described under “Description of the Notes — Tax Redemption.” This redemption would be at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes — Tax Redemption.”

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated debt, including deposit liabilities, other than certain statutory claims in accordance with applicable law, and prior to all of our subordinated debt. See “Description of the Notes — General.”

Canadian Bail-In Powers Acknowledgment

The Notes are bail-inable notes. See “Description of Debt Securities — Special Provisions Related to Bail-inable Debt Securities — Agreement with Respect to the Exercise of Canadian Bail-in Powers” in the accompanying Prospectus.

Form and Denomination

We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Clearstream Banking S.A. and Euroclear Bank SA/NV will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this Prospectus Supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the Indenture (as defined below). The Notes will be issued only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. See “Description of the Notes — Book-Entry System; Delivery and Form.”

Further Issues

The Bank may from time to time, without giving notice to or seeking the consent of the holders of the Notes offered hereby, issue additional debt securities having the same terms as the Notes offered hereby (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the Notes. Any additional debt securities having such same terms, together with the Notes offered hereby, will constitute a single series of securities under the Indenture. See “Description of the Notes — Further Issues.”

Use of Proceeds	The net proceeds from this offering will be added to the Bank’s funds and will be used for general corporate purposes. See “Use of Proceeds.”
Material U.S. Federal Income Tax Considerations	See “Material U.S. Federal Income Tax Considerations.”
Material Canadian Federal Income Tax Considerations	See “Material Canadian Federal Income Tax Considerations.”

Risk Factors

Investing in the Notes involves risks. See “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus for a description of certain risks you should consider before investing in the Notes.

Governing Law

The Indenture is, and the Notes will be, governed by and construed in accordance with the laws of the State of New York (other than with respect to the ranking of the Notes and the provisions relating to the bail-in acknowledgment of holders and beneficial owners of Notes described under “Description of Debt Securities — Special Provisions Related to Bail-inable Debt Securities — Agreement with Respect to the Exercise of Canadian Bail-in Powers” in the accompanying Prospectus, which will be governed by and construed in accordance with the laws of the Province of Ontario and the applicable laws of Canada).

Trustee	The Bank of New York Mellon.

RISK FACTORS

An investment in the Notes is subject to certain risks. Before deciding whether to invest in the Notes, investors should carefully consider the risks set out herein, in the accompanying Prospectus and in the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. These risks are not the only ones the Bank faces. Additional risks not presently known to the Bank or that it currently deems immaterial may also impair its business operations and even the risks described below may adversely affect its business in ways it has not described or does not currently anticipate. The Bank’s business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, you may lose all or part of your original investment.

Our credit ratings may not reflect all the risks of your investment in the Notes; downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the Notes.

The Bank’s credit ratings are an assessment by rating agencies of the Bank’s ability to pay its debts and deposit liabilities when due. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes; additional factors discussed in this Prospectus Supplement, in the accompanying Prospectus or in the documents incorporated by reference herein or therein; and other factors that may affect the value of the Notes. Ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The value of the Notes will be affected by the general creditworthiness of the Bank. Prospective investors should consider the categories of risks identified and discussed in the 2023 Annual Report and the 2024 First Quarter Report, which are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus, including credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risks. There is no assurance that the credit ratings assigned to the Notes or the Bank will remain in effect for any period of time or that they will not be lowered. Real or anticipated changes in credit ratings on the Bank’s deposit liabilities may affect the market value of the Notes. In addition, real or anticipated changes in credit ratings can affect the cost at which the Bank can transact or obtain funding, and thereby affect the Bank’s liquidity, business, financial condition or results of operations and, therefore, the Bank’s ability to make payments on the Notes could be adversely affected.

The Indenture contains limited covenants and does not limit the Bank’s ability to incur future indebtedness, pay dividends, repurchase securities or engage in other activities, which could adversely affect the Bank’s ability to pay its obligations under the Notes.

The Indenture does not contain any financial covenants and contains only limited restrictive covenants. In addition, the Indenture does not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. Except to the extent regulatory requirements affect the Bank’s decisions to issue more senior debt, there is no limit on the Bank’s ability to incur additional senior debt. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank will be unable to service its debt, including paying its obligations under the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that an active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established market. The Bank does not intend to apply for listing or quotation of the Notes on any securities exchange or automated quotation system. While the underwriters have informed the Bank that they intend to make a market in the Notes, the underwriters will not be obligated to do so and may stop their market making at any time. In addition, any market-making activities will be subject to limits under U.S. Federal securities laws. These factors may affect the pricing of the Notes in any secondary market, the transparency and availability of trading prices and the liquidity of the Notes. There can be no assurance that an active trading market will develop for the Notes after the offering, or if developed, that such a market will be sustained at the offering price of the Notes.

The Bank may choose to redeem the Notes prior to maturity.

The Bank may redeem some or all of the Notes at any time and from time to time as described under the caption “Description of the Notes — Optional Redemption.” Although the Notes contain a make-whole provision designed to compensate you for the lost value of your Notes if the Bank redeems your Notes prior to maturity, the make-whole provision is only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Notes. Any decision the Bank may make at any time to redeem the Notes will depend upon, among other things, the Bank’s evaluation of its capital position, the composition of its stockholders’ equity and general market conditions at that time. Any redemption right also may adversely impact the market value of or your ability to sell your Notes. During any period when the Bank may redeem the Notes, or during which there is an actual or perceived increased likelihood that the Bank may elect to redeem Notes, the market value of such Notes generally will not rise substantially above the price at which they can be redeemed.

Future trading prices of the Notes will depend on many factors and the Notes may trade at a discount from their initial offering price.

Future trading prices of the Notes will depend on many factors, including prevailing interest rates, foreign exchange movements, the market for similar securities, general economic conditions and the Bank’s financial condition, performance, prospects and other factors. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

Investors in the United States may have difficulty bringing actions and enforcing judgments against the Bank and others based on securities law civil liability provisions.

The Bank is organized under the federal laws of Canada and its principal executive office is located in the Province of Ontario. Many of the directors and executive officers of the Bank and some of the experts named in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein reside outside the United States, and a substantial portion of the assets of the Bank and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of federal securities laws of the United States.

The Notes will be subject to risks, including non-payment in full or conversion in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates, under Canadian bank resolution powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where the Bank has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of the Bank and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as “domestic systemically important banks,” or D-SIBs, which include the Bank. See “Description of Debt Securities — Canadian Bank Resolution Powers” in the accompanying Prospectus for a description of the Canadian bank resolution powers, including the bail-in regime.

If CDIC were to take action under the Canadian bank resolution powers with respect to the Bank, this could result in holders or beneficial owners of the Notes being exposed to losses and conversion of the Notes in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates, which we refer to as a “bail-in conversion.” Subject to certain exceptions discussed under “Description of Debt Securities — Canadian Bank Resolution Powers” in the accompanying Prospectus, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number, is subject to bail-in conversion (“bail-inable notes”). The Notes are “bail-inable notes.”

Upon a bail-in conversion, if your Notes or any portion thereof are converted into common shares of the Bank or any of its affiliates, you will be obligated to accept those common shares, even if you do not at the time consider the common shares to be an appropriate investment for you, and despite any change in the Bank or any of its affiliates, or the fact that the common shares may be issued by an affiliate of the Bank, or any disruption to or lack of a market for the common shares or disruption to capital markets generally.

As a result, you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if CDIC were to take action under the Canadian bank resolution powers, including the bail-in regime, and that any remaining outstanding notes, or common shares of the Bank or any of its affiliates into which the Notes are converted, may be of little value at the time of a bail-in conversion and thereafter.

The Indenture will provide only limited acceleration and enforcement rights for the Notes and includes other provisions intended to qualify the Notes as Total Loss Absorbing Capacity (“TLAC”).

In connection with the bail-in regime, the Office of the Superintendent guideline on TLAC (the “TLAC Guideline”) applies to and establishes standards for D-SIBs, including the Bank. Under the TLAC Guideline, the Bank is required to maintain an amount of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. The Notes and regulatory capital instruments that meet certain prescribed criteria, which are discussed under “Description of Debt Securities — Canadian Bank Resolution Powers,” in the accompanying Prospectus, will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, the Indenture provides that, with respect to the Notes, acceleration will only be permitted (i) if we default in the payment of the principal of, or interest on, the Notes and, in each case, the default continues for longer than 30 business days, or (ii) certain bankruptcy, insolvency or reorganization events occur.

Holders and beneficial owners of the Notes may only exercise, or direct the exercise of, the rights described under “Description of Debt Securities — Events of Default — Remedies If an Event of Default Occurs” in the accompanying Prospectus if an Order has not been made under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, the Notes will continue to be subject to bail-in conversion until repaid in full. The CDIC Act prohibits holders or beneficial owners of the Notes from terminating or amending any agreement with the Bank (such as the Indenture) that is in relation to the Bank’s bail-inable notes (such as the Notes), claiming an accelerated payment or forfeiture of the term under such an agreement or demanding payment of any amount under such an agreement by reason only of a monetary default by the Bank in the performance of obligations under the agreement when that default occurs after a bail-in conversion Order is made in respect of the Bank but before the bail-in conversion.

The Indenture also provides that holders or beneficial owners of the Notes will not be entitled to exercise, or direct the exercise of, any set-off or netting rights with respect to the Notes. In addition, where an amendment, modification or other variance that can be made to the Indenture or the Notes as described in the accompanying Prospectus under “Description of Debt Securities — Modification and Waiver of the Debt Securities” would affect the recognition of the Notes by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

The circumstances surrounding a bail-in conversion are unpredictable and can be expected to have an adverse effect on the market price of the Notes.

The decision as to whether the Bank has ceased, or is about to cease, to be viable is a subjective determination by the Superintendent that is outside the control of the Bank. Upon a bail-in conversion, the interests of depositors and holders of liabilities and securities of the Bank that are not converted will effectively all rank in priority to the portion of the Notes that are converted. In addition, except as provided for under the compensation process, the rights of holders in respect of the Notes that have been converted will rank on parity with other holders of common shares of the Bank (or, as applicable, common shares of the affiliate whose common shares are issued on the bail-in conversion).

There is no limitation on the type of Order that may be made where it has been determined that the Bank has ceased, or is about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers other than bail-in conversion or in liquidation. See “— The Notes will be subject to risks, including non-payment in full or conversion in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of the Bank or any of its affiliates, under Canadian bank resolution powers.” above.

Because of the uncertainty regarding when and whether an Order will be made and the type of Order that may be made, it will be difficult to predict when, if at all, the Notes could be converted into common shares of the Bank or any of its affiliates, and there is not likely to be any advance notice of an Order. As a result of this uncertainty, trading behavior in respect of the Notes may not follow trading behavior associated with convertible or exchangeable securities or, in circumstances where the Bank is trending towards ceasing to be viable, other senior debt. Any indication, whether real or perceived, that the Bank is trending towards ceasing to be viable can be expected to have an adverse effect on the market price of the Notes, whether or not the Bank has ceased, or is about to cease, to be viable. Therefore, in those circumstances, you may not be able to sell your Notes easily or at prices comparable to those of senior debt securities not subject to bail-in conversion.

The number of common shares to be issued in connection with, and the number of common shares that will be outstanding following, a bail-in conversion are unknown. It is also unknown whether the shares to be issued will be those of the Bank or one of its affiliates.

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the Notes, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates, nor are there specific requirements regarding whether the Notes are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of the Notes to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime, which are discussed in the accompanying Prospectus under “Description of Debt Securities — Canadian Bank Resolution Powers.”

As a result, it is not possible to anticipate the potential number of common shares of the Bank or its affiliates that would be issued in respect of any Notes converted in a bail-in conversion, the aggregate number of such common shares that will be outstanding following the bail-in conversion, the effect of dilution on the common shares received from other issuances under or in connection with an Order or related actions in respect of the Bank or its affiliates or the value of any common shares you may receive for your converted Notes, which could be significantly less than the principal amount of those Notes. It is also not possible to anticipate whether common shares of the Bank or any of its affiliates would be issued in a bail-in conversion. There may be an illiquid market, or no market at all, in the common shares issued upon a bail-in conversion and you may not be able to sell those common shares at a price equal to the value of your converted Notes and as a result may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process. Fluctuations in exchange rates may exacerbate those losses.

By acquiring any Notes, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your Notes to the extent those Notes are converted in a bail-in conversion, other than those provided under the bail-in regime. Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of Notes who immediately prior to the making of an Order, directly or through an intermediary, own Notes that are converted in a bail-in conversion. Given the considerations involved in determining the amount of compensation, if any, that a holder that held Notes may be entitled to following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances. By acquiring any Notes, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your Notes to the extent those Notes are converted in a bail-in conversion, other than those provided under the bail-in regime. See “Description of Debt Securities — Canadian Bank Resolution Powers” in the accompanying Prospectus for a description of the compensation process under the CDIC Act.

Following a bail-in conversion, holders or beneficial owners that held Notes that have been converted will no longer have rights against the Bank as creditors.

Upon a bail-in conversion, the rights, terms and conditions of the portion of Notes that are converted, including with respect to priority and rights on liquidation, will no longer apply as the portion of converted Notes will have been converted on a full and permanent basis into common shares of the Bank or any of its affiliates ranking on parity with all other outstanding common shares of that entity. If a bail-in conversion occurs, then the interest of the depositors, other creditors and holders of liabilities of the Bank not bailed in as a result of the bail-in conversion will all rank in priority to those common shares.

Given the nature of the bail-in conversion, holders or beneficial owners of Notes that are converted will become holders or beneficial owners of common shares at a time when the Bank’s and potentially its affiliates’ financial condition has deteriorated. They may also become holders or beneficial owners of common shares at a time when the relevant entity may have received or may receive a capital injection or equivalent support with terms that may rank in priority to the common shares issued in a bail-in conversion with respect to payment of dividends, rights on liquidation or other terms although there is no certainty that any such capital injection or support will be forthcoming.

USE OF PROCEEDS

The net proceeds to the Bank from the sale of the Notes, after deducting the expenses of the offering and the underwriting discounts, are estimated to be approximately US$            million. The net proceeds will be added to the Bank’s funds and will be used for general corporate purposes.

DESCRIPTION OF THE NOTES

The following summary description of the terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading “Description of Debt Securities” in the accompanying Prospectus and should be read in conjunction with such description. This description does not purport to be complete and is qualified in its entirety by reference to all provisions of the Notes and the indenture, dated as of September 14, 2010 (the “Base Indenture”), between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 2, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Bank and the Trustee. As used in this description, the terms “CIBC,” “the Bank,” “we,” “us” and “our” refer only to Canadian Imperial Bank of Commerce and not to any of its subsidiaries. All capitalized terms used under this heading “Description of the Notes” that are not defined herein have the meanings ascribed thereto in the accompanying Prospectus.

General

The following is a description of the terms of the US$            aggregate principal amount of Notes offered by this Prospectus Supplement (which are referred to in the accompanying Prospectus as “Debt Securities”). The Notes will constitute our unsecured and unsubordinated obligations and will constitute deposit liabilities of the Bank for purposes of the Bank Act and will rank equally with all of our other unsecured and unsubordinated debt including deposit liabilities, other than certain statutory claims in accordance with applicable law, and prior to all of our subordinated debt.

Payment of principal and interest on the Notes will be made in U.S. dollars. We will pay interest, principal and any other money due on the Notes at the corporate trust office of The Bank of New York Mellon or such other office as may be agreed upon. Holders of Notes must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

The Notes are not entitled to the benefits of any sinking fund.

The Notes will be issued in denominations of US$2,000 and integral multiples of US$1,000 in excess of such amount. Upon issuance, the Notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on the behalf of, DTC, as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be affected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. See “Legal Ownership and Book-Entry Issuance” in the accompanying Prospectus.

The term “business day” means, with respect to any Note, a day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in the city of New York, New York or Toronto, Ontario.

Maturity Date

The Notes will mature on            ,            .

Interest

The Notes will bear interest at a rate of            % per annum. We will pay interest on the Notes semi-annually in arrears on            and            of each year, beginning on            , 2024 (each, an “Interest Payment Date”). Interest on the Notes will be payable on each Interest Payment Date to the persons in whose names the Notes are registered at the close of business on the day immediately preceding the related Interest Payment Date (or if the Notes are held in definitive form, the 15th calendar day preceding each Interest Payment Date whether or not a business day). However, we will pay interest on the maturity date to the same persons to whom the principal will be payable. If any Interest Payment Date or the maturity date or a redemption date falls on a day that is not a business day, the interest will be paid on the next following business day (and no interest will be paid in respect of the delay).

Interest on the Notes will accrue from and including their issue date to, but excluding, the first Interest Payment Date and then from and including each Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the maturity date, as the case may be.

Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to            ,            (            month prior to the maturity date of the Notes) (the “Par Call Date”), the Bank may redeem the Notes, in whole at any time or in part from time to time, at the Bank’s option, at a redemption price equal to the greater of:

•        100% of the principal amount of the Notes to be redeemed; and

•        (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes to be redeemed matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points, less (b) interest accrued to, but excluding, the redemption date;

plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on and after the Par Call Date, the Bank may redeem some or all of the Notes at the Bank’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Treasury Rate” means, with respect to any redemption date for the Notes, the yield determined by the Bank in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Bank after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Bank shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Bank shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Bank shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Bank shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Bank’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of such Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of such note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption, unless the Bank defaults in the payment of the redemption price and accrued interest.

Any redemption or notice may, at the Bank’s discretion, be subject to one or more conditions precedent and, at the Bank’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Bank’s discretion shall be satisfied (or waived by the Bank) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Bank’s discretion shall not have been satisfied (or waived by the Bank).

Any such redemption or purchase will require the prior approval of the Superintendent if the redemption would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline.

Further Issues

The Indenture does not limit the amount of notes, debentures or other evidences of indebtedness that the Bank may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. The Bank may from time to time, without giving notice to or seeking the consent of the holders of the Notes offered hereby, issue additional debt securities having the same terms as the Notes hereby (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with the Notes. Any additional debt securities having such same terms, together with the Notes offered hereby, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as defined below) has occurred and is continuing with respect to the Notes offered hereby.

Payment of Additional Amounts

Subject to the exceptions described below, all payments of principal or interest made by or on behalf of the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the official interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment of principal or interest made under or with respect to the Notes, the Bank will pay to each holder of such Notes as additional interest such additional amounts (“additional amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian taxes on such additional amounts) will not be less than the amount such holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no additional amounts will be payable with respect to a payment made to a holder of Notes (such holder, an “excluded holder”) in respect of the beneficial owner thereof:

•        with which the Bank does not deal at arm’s length (for purposes of the Canadian Tax Act (as defined below)) at the time of the making of such payment or which is entitled to the payment in respect of a debt or obligation to pay an amount to a person with which the Bank does not deal at arm’s length (for purposes of the Canadian Tax Act), at the time of making such payment;

•        which is, or which does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of the Bank (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length (for purposes of the Canadian Tax Act), owns or has the right to acquire or control 25% or more of (a) the Bank’s voting shares, or (b) the fair market value of all of the Bank’s shares);

•        in respect of which the Bank is a “specified entity” as defined in proposed subsection 18.4(1) of the Canadian Tax Act contained in the revised proposals with respect to “hybrid mismatch arrangements” included in the proposals to amend the Canadian Tax Act released on November 28, 2023 (the “Hybrid Mismatch Proposals”);

•        which is subject to such Canadian taxes by reason of the holder being or having been a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

•        which is subject to such Canadian taxes by reason of the holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes;

•        with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment, levy, duty, impost or other governmental charge;

•        which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that the Canadian taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such Notes; or

•        which is in respect of any tax imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986 (or any amended or successor provisions), any current or future regulations or official interpretations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the United States Internal Revenue Code of 1986, any applicable intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

The Bank will also:

•        make such withholding or deduction; and

•        remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Bank will furnish to the Trustee and holders of applicable Notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Bank to the relevant taxation authority.

The Bank will indemnify and hold harmless each holder of Notes (other than an excluded holder) from and against, and upon written request reimburse each such holder for the amount (excluding any additional amounts that have previously been paid by the Bank with respect thereto) of:

•        any Canadian taxes so levied or imposed and paid by such holder as a result of payments of principal or interest made by or on behalf of the Bank under or with respect to the Notes;

•        any penalties and interest arising therefrom or with respect thereto; and

•        any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian taxes on such holder’s net income or capital.

In any event, no additional amounts or indemnity amounts will be payable under the provisions described above in respect of any Note in excess of the additional amounts and the indemnity amounts which would be required if, at all relevant times, the holder of such Note were a resident of the United States for purposes of and was entitled to all of the benefits of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of additional amounts and indemnity amounts discussed in the preceding sentence, the additional amounts or indemnity amounts received by certain holders of Notes may be less than the amount of Canadian taxes withheld or deducted or the amount of Canadian taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such holders of Notes will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Canadian taxes or had such Canadian taxes (and related amounts) not been levied or imposed.

Wherever in the Indenture governing the terms of the Notes there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to a Note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

Tax Redemption

The Bank (or its successor) may redeem the Notes at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date fixed for redemption, upon the giving of a notice as described below, if:

•        as a result of any change (including any announced prospective change) in or amendment (including any announced proposed amendment) to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Prospectus Supplement (or, in the case of a successor to the Bank, after the date of succession), and which in the written opinion to the Bank (or its successor) of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the Notes as described under “— Payment of Additional Amounts”; or

•        on or after the date of this Prospectus Supplement (or, in the case of a successor to the Bank, after the date of succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank (or its successor) of legal counsel of recognized standing, will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the Notes;

and, in any such case, the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

In the event the Bank elects to redeem the Notes pursuant to the provisions set forth in the preceding paragraph, it shall deliver to the Trustee a certificate, signed by an authorized officer, stating (i) that the Bank is entitled to redeem such Notes pursuant to their terms and (ii) the principal amount of the Notes to be redeemed.

Notice of intention to redeem the Notes will be given to holders of such Notes not more than 45, nor less than 30, days prior to the date fixed for redemption and such notice will specify, among other things, the date fixed for redemption and the redemption price.

Any such redemption or purchase will require the prior approval of the Superintendent if the redemption would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline.

Events of Default

Under the Indenture, for the Notes, “event of default” means any of the following:

•        we default in the payment of the principal of, or interest on, any Note and, in each case, the default continues for longer than 30 business days; or

•        certain bankruptcy, insolvency or reorganization events occur; or

•        any other event of default provided with respect to the Notes.

An event of default regarding the Notes will not cause an event of default regarding any other series of Notes. For purposes of this section and the section “Description of Debt Securities — Events of Default — Remedies If an Event of Default Occurs” in the accompanying Prospectus, with respect to the Notes, “series” refers to notes having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

See “Description of Debt Securities — Events of Default — Remedies If an Event of Default Occurs” in the accompanying Prospectus for details about your rights if an event of default occurs. A bail-in conversion will not constitute a default or an event of default under the Indenture.

Special Provisions Related to Bail-in Regime

The Indenture provides for certain provisions applicable to bail-inable notes, including the Notes. These provisions are described below and in the accompanying Prospectus. Your agreement with respect to the exercise of Canadian bail-in powers and certain other general provisions with respect to your bail-inable Notes are described in the sections “Description of Debt Securities — Special Provisions Related to Bail-inable Debt Securities,” “Description of Debt Securities — Events of Default” and “Description of Debt Securities — Canadian Bank Resolution Powers” in the accompanying Prospectus.

No Set-Off or Netting Rights

Holders and beneficial owners of Notes will not be entitled to exercise, or direct the exercise of, any set-off or netting rights with respect to their Notes.

Approval of Redemption, Repurchases and Defeasance; Amendments and Modifications

Where the redemption, repurchase or any defeasance or covenant defeasance with respect to the Notes would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, that redemption, repurchase, defeasance or covenant defeasance will be subject to the prior approval of the Superintendent.

Where an amendment, modification or other variance that can be made to the Indenture or the Notes as described in the accompanying Prospectus under “Description of Debt Securities — Modification and Waiver of the Debt Securities” would affect the recognition of the Notes by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Defeasance

The Notes are subject to defeasance under the conditions set forth in the Indenture and described under “Description of Debt Securities — Defeasance” in the accompanying Prospectus.

Governing Law; Submission to Jurisdiction

The Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York, except that the ranking of the Notes and the provisions relating to the bail-in acknowledgment of holders and beneficial owners of Notes described in the accompanying Prospectus under “Description of Debt Securities — Special Provisions Related to Bail-inable Debt Securities — Agreement with Respect to the Exercise of Canadian Bail-in Powers,” are governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. By its acquisition of an interest in any Note, each holder or beneficial owner of that Note is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the Indenture and that Note.

Concerning the Trustee

The Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Bank as if it were not the Trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Notes, unless such holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Book-Entry System; Delivery and Form

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A., Luxembourg, which we refer to as Clearstream, or Euroclear Bank SA/NV, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that:

•        DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•        DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•        Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•        Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•        The DTC rules applicable to its participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book — entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this Prospectus Supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of the Bank, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•        upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•        ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or a global note.

Neither the Bank nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

The global notes of the Notes may be exchanged for Notes in certificated form only if:

(a)     DTC notifies the Bank that it is unwilling, unable or no longer qualified to continue as depositary with respect to the Notes and the Bank does not appoint another institution to act as depositary with respect to the Notes within 60 days;

(b)    if the Bank notifies the Trustee that it wishes to terminate the global note representing the Notes; or

(c)     if an event of default with respect to the Notes has occurred and has not been cured or waived.

Any Notes in certificated form issued in exchange for a global note shall be registered in such names as DTC shall direct.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of certain material U.S. federal income tax consequences of owning the Notes, please see the section “Material Income Tax Consequences — United States Taxation” in the accompanying Prospectus.

MATERIAL CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Benefit Plan Investor”) and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan’s particular circumstances before authorizing an investment in a Note.

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan Investor and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Benefit Plan Investor or any authority or control over the management or disposition of the assets of such a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to such a Benefit Plan Investor, is generally considered to be a fiduciary of such Benefit Plan Investor.

In considering an investment in the Notes of a portion of the assets of any Benefit Plan Investor, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Benefit Plan Investor and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and/or Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of Notes by a Benefit Plan Investor with respect to which the Bank or an underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the Notes. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan Investor and a person that is a party in interest or disqualified person with respect to the Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor or a relationship with such a service provider, provided that neither the person transacting with the Benefit Plan Investor nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the Notes or that all of the conditions of any such exemptions will be satisfied.

By acceptance of a Note, each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Note constitutes assets of any Benefit Plan Investor or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the Note by such purchaser or transferee will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or to the extent assets of a plan or arrangement that is subject to Similar Laws are being used by such purchaser or transferee to acquire and hold the Note, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

In addition, a purchaser or transferee that is, or is acting on behalf of, a Benefit Plan Investor, will be further deemed to represent, warrant and agree that (i) none of the Bank, the underwriters, the Trustee or any other party to the transactions contemplated hereunder, or any of their respective affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Notes and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries of potential investors consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of certain material Canadian federal income tax consequences of owning the Notes, please see the section “Material Income Tax Consequences — Canadian Taxation” in the accompanying Prospectus, noting that a revised version of the Hybrid Mismatch Proposals was released on November 28, 2023. The foregoing assumes that no amount paid or payable under the Notes will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of the Hybrid Mismatch Proposals.

UNDERWRITING

CIBC World Markets Corp., BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this Prospectus Supplement, each underwriter named below has severally agreed to purchase, and the Bank has agreed to sell to that underwriter, on            , 2024, the principal amounts of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
CIBC World Markets Corp.	US$
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	US$

The Notes are being offered by the underwriters subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose initially to offer the Notes to the public at the public offering prices on the cover page of this Prospectus Supplement. The underwriters may offer the Notes to dealers at the public offering price for the Notes less a concession not in excess of        % of the principal amount per Note.

The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the principal amount per Note to other dealers. After the initial public offering of the Notes, the underwriters may change the public offering prices and discounts to broker dealers.

The expenses of the offering, not including the underwriting discount, are estimated to be US$            and are payable by the Bank.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or automated quotation system. The underwriters have advised us that they intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. If a trading market develops, no assurance can be given as to how liquid that trading market for such Notes will be.

The Bank has agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase the Notes in the offering. Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the Notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Bank or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Bank or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with the Bank routinely hedge their credit exposure to the Bank consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Bank’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the Notes will be made against payment therefor on or about            , 2024, which is business days following the date of pricing of the Notes (this settlement cycle being referred to as “T+”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the Notes initially will settle in T+, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade their Notes on any date prior to two business days before delivery should consult their own advisor.

Conflicts of Interest

Because CIBC World Markets Corp. is an affiliate of the Bank and is participating in the distribution of the Notes in this offering as an underwriter, CIBC World Markets Corp. has a “conflict of interest” as defined in Rule 5120 of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”). Consequently, this offering is being conducted in compliance with FINRA Rule 5120. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated investment grade by a nationally recognized statistical rating organization acceptable to FINRA. CIBC World Markets Corp. is not permitted to sell Notes in this offering to accounts over which discretionary control is exercised without the prior specific written authority of the accountholder.

Offering Restrictions

Canada

This Prospectus Supplement does not constitute an offer of the Notes, directly or indirectly, in Canada or to any resident of Canada except by way of resale to the Canadian investment dealer affiliate of CIBC World Markets Corp. pursuant to a prospectus exemption. Except as provided in the previous sentence, none of the underwriters is registered to sell securities in this offering in any Canadian jurisdiction and, accordingly, each has represented and agreed that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Notes in or from Canada or to any resident of Canada, provided that the underwriters may, in their discretion, resell such Notes to the Canadian investment dealer affiliate of CIBC World Markets Corp. Each underwriter has also agreed that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Notes that may be entered into by such underwriter. CIBC World Markets Corp. has also agreed that any offer or sale in Canada by its Canadian investment dealer affiliate, as contemplated by this paragraph, will only be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdictions.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement and the accompanying Prospectus are not prospectuses for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended) as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This Prospectus Supplement and the accompanying Prospectus are not prospectuses for the purposes of the UK Prospectus Regulation or the FSMA. Any offer of the Notes will be made in compliance with all applicable provisions of the FSMA with respect to any activity in relation to any Notes in, from or otherwise involving the UK.

Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes has been issued or has been in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this Prospectus Supplement, the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of the SFA; or

(e)     as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

People’s Republic of China

The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Republic of Italy

The offering of the Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of the Prospectus Supplement or of any other document relating to the Notes be distributed in the Republic of Italy, except:

(i)     to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and/or Italian Commissione Nazionale per le Società e la Borsa (“CONSOB”) regulations; or

(ii)    in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, and Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time and the applicable Italian laws.

Any offer, sale or delivery of the Notes or distribution of copies of the Prospectus Supplement or any other document relating to the Notes in the Republic of Italy under (i) or (ii) above must:

(a)     be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)    comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the Notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such Notes being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon, on behalf of the Bank, by Blake, Cassels & Graydon LLP, the Bank’s Canadian counsel, and Mayer Brown LLP, the Bank’s U.S. counsel. Certain legal matters will be passed upon for the underwriters by Allen & Overy LLP, the underwriters’ U.S. counsel.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus Supplement and the accompanying Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this Prospectus Supplement and the accompanying Prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus Supplement and information incorporated by reference into this Prospectus Supplement, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus Supplement or the accompanying Prospectus.

The following documents are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus:

(i)     CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2023 filed on November 30, 2023 (accession number: 0001193125-23-285697);

(ii)    CIBC’s Reports on Form 6-K filed on November 30, 2023 (accession numbers: 0001193125-23-285680 and 0001193125-23-285712);

(iii)   CIBC’s Reports on Form 6-K filed on February 29, 2024 (accession numbers: 0001193125-24-051773, 0001193125-24-051778 and 0001193125-24-051807);

(iv)   CIBC’s Report on Form 6-K filed on March 1, 2024 (accession number: 0001193125-24-055270).

In addition, we will incorporate by reference into this Prospectus Supplement and the accompanying Prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file to the SEC after the date of this Prospectus Supplement and prior to the termination of any offering contemplated in this Prospectus Supplement.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7 Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

PROSPECTUS

US$20,000,000,000

CANADIAN IMPERIAL BANK OF COMMERCE

Senior Debt Securities (unsubordinated indebtedness)
Subordinated Debt Securities (subordinated indebtedness)
Common Shares

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Canadian Imperial Bank of Commerce (“CIBC”, “our” or “we”) may from time to time offer and issue the following securities: (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”) that would constitute deposit liabilities of CIBC for purposes of the Bank Act (Canada) (the “Bank Act”), subject to any bail-in conversion, as discussed below; (ii) unsecured subordinated debt securities that would constitute subordinated indebtedness of CIBC for purposes of the Bank Act (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and (iii) common shares (the “Common Shares” and, together with the Debt Securities, the “Securities”).

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and any applicable supplement(s) carefully before you purchase the Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATORS NOR HAS THE SEC OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that CIBC is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement on Form F-3, of which this prospectus forms a part, may reside outside of the United States, and that all or a substantial portion of the assets of CIBC and such persons may be located outside of the United States. See “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others.”

Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “CM.”

The Superintendent of Financial Institutions (Canada) (the “Superintendent”) establishes capital adequacy and total loss absorbency capacity (“TLAC”) requirements for issuances of regulatory capital by banks. These requirements include that all regulatory capital and bail-in instruments must be able to absorb losses in a failed financial institution. In accordance with capital adequacy requirements adopted by the Superintendent, non-common capital instruments, including the Subordinated Debt Securities offered hereby, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. The particular terms and provisions of any Subordinated Debt Securities, including any Non-Viability Contingent Capital Provisions for any such Subordinated Debt Securities that CIBC issues under this prospectus will be described in one or more prospectus supplements (as defined below) relating to such Subordinated Debt Securities.

In addition, under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), the Canada Deposit Insurance Corporation (“CDIC”), as the resolution authority for banks in Canada, has the power to convert, or cause CIBC to convert, in whole or in part, by means of a transaction or series of transactions and in one or more steps, any shares and liabilities of CIBC that are prescribed under the Bank Recapitalization (Bail-in) Conversion

Regulations (the “Bail-in Regulations”) into the Common Shares of CIBC or common shares of CIBC’s affiliates (“Bail-in Conversion”), if the Governor in Council (Canada) makes an order under paragraph 39.13(1)(d) of the CDIC Act in respect of CIBC.

Under the Bail-in Regulations, the following Debt Securities are prescribed to be subject to CDIC’s Bail-in Conversion power (collectively, “Bail-in Instruments”):

(i)     any Senior Debt Security that (a) has a term to maturity of more than 400 days (as determined under the Bail-in Regulations) or is perpetual and (b) has been assigned a Committee on Uniform Security Identification Procedures number, International Securities Identification Number or other similar designation; and

(ii)    any Subordinated Debt Security that is not subject to Non-Viability Contingent Capital Provisions,

provided, in each case, that any such Debt Security is issued (x) on or after September 23, 2018 (the “Effective Day”), or (y) before the Effective Day and the terms thereof are amended after the Effective Day to increase its principal amount or to extend its term to maturity.

Covered bonds, eligible financial contracts, and structured notes, as defined in the Bail-in Regulations, and certain other instruments specified in the Bail-in Regulations are not subject to a Bail-in Conversion.

Under the capital adequacy and TLAC guidelines adopted by the Superintendent, Bail-in Instruments that meet the criteria set out in those guidelines count towards a bank’s required TLAC requirement, which domestic systemically important banks, including CIBC, must satisfy.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be direct unsecured unsubordinated obligations that rank equally and rateably with all of CIBC’s other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of CIBC constituting subordinated indebtedness for the purposes of the Bank Act ranking equally and rateably with all of CIBC’s other subordinated indebtedness from time to time outstanding.

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

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Investing in the Securities involves risks. You should carefully consider the risk factors described in this prospectus and in any applicable prospectus supplement together with the risk factors described in our filings with the SEC. See “Risk Factors” on page 1.

We may use this prospectus in the initial sale of the Securities described herein. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction. See “Plan of Distribution.”

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The date of this prospectus is September 6, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed on Form F-3 with the SEC. We may sell up to US$20,000,000,000 in aggregate initial offering price of Securities (or the U.S. dollar equivalent thereof at the time of issuance, if any, if the Securities are denominated in a currency or currency unit other than U.S. dollars) during the period that this prospectus, including any amendments hereto, remains valid. This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide one or more prospectus supplements, together with one or more pricing supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) containing specific information about the terms of the Securities being offered thereunder. The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in the applicable prospectus supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of CIBC or the holder, any exchange or conversion terms and any other specific terms and (ii) in the case of Common Shares, the currency or currency unit for which the Common Shares may be purchased, the number of Common Shares and the offering price.

A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those Securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement, which information shall modify or supersede any inconsistent information in the prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Available Information.”

We may sell Securities to underwriters who will sell the Securities to the public on terms fixed at the time of sale. In addition, the Securities may be sold by us directly or through dealers or agents designated from time to time (such underwriters, dealers and agents collectively referred to in this prospectus as “Investment Dealers” and individually as an “Investment Dealer”). If we, directly or through agents, solicit offers to purchase the Securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the Investment Dealers, if any, together with the terms of the offering, the compensation of the Investment Dealers and the net proceeds to us. Any Investment Dealers participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

In this prospectus, unless the context otherwise indicates, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce and its subsidiaries. References to “$” and “Cdn$” and “dollars” are to Canadian dollars and references to “US$” are to U.S. dollars.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference herein, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements made about our operations, business lines, financial condition, risk management, priorities, targets and sustainability commitments (including with respect to net zero emissions and our environmental, social and governance (“ESG”) related activities), ongoing objectives, strategies, the regulatory environment in which we operate and outlook for calendar year 2023 and subsequent periods. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “target,” “predict,” “commit,” “ambition,” “goal,” “strive,” “project,” “objective” and other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would” and “could.” By their nature, these statements require us to make assumptions and are subject to inherent risks and uncertainties that may be general or specific. Given the continuing impact of high inflation, rising interest rates, ongoing adverse developments in the U.S. banking sector which adds pressure on liquidity and funding conditions for the financial industry, the impact of hybrid work arrangements and higher interest rates on the U.S. real estate sector, potential recession and the war in Ukraine on the global economy, financial markets, and our business, results of operations, reputation and financial condition, there is inherently more uncertainty associated with our assumptions as compared to prior periods. A variety of factors, many of which are beyond our control, affect our operations, performance and results, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

•        inflationary pressures;

•        global supply-chain disruptions;

•        geopolitical risk, including from the war in Ukraine;

•        the occurrence, continuance or intensification of public health emergencies, such as the impact of COVID-19, and any related government policies and actions;

•        credit, market, liquidity, strategic, insurance, operational, reputation, conduct and legal, regulatory and environmental risk;

•        currency value and interest rate fluctuations, including as a result of market and oil price volatility;

•        the effectiveness and adequacy of our risk management and valuation models and processes;

•        legislative or regulatory developments in the jurisdictions where we operate, including the Organisation for Economic Co-operation and Development Common Reporting Standard, and regulatory reforms in the United Kingdom and Europe, the Basel Committee on Banking Supervision’s global standards for capital and liquidity reform, and those relating to bank recapitalization legislation and the payments system in Canada;

•        amendments to, and interpretations of, risk-based capital guidelines and reporting instructions, and interest rate and liquidity regulatory guidance;

•        exposure to, and the resolution of, significant litigation or regulatory matters, our ability to successfully appeal adverse outcomes of such matters and the timing, determination and recovery of amounts related to such matters;

•        the effect of changes to accounting standards, rules and interpretations;

•        changes in our estimates of reserves and allowances;

•        changes in tax laws;

•        changes to our credit ratings;

•        political conditions and developments, including changes relating to economic or trade matters;

•        the possible effect on our business of international conflicts, such as the war in Ukraine, and terrorism;

•        natural disasters, disruptions to public infrastructure and other catastrophic events;

•        reliance on third parties to provide components of our business infrastructure;

•        potential disruptions to our information technology systems and services;

•        increasing cyber security risks, which may include theft or disclosure of assets, unauthorized access to sensitive information, or operational disruption;

•        social media risk;

•        losses incurred as a result of internal or external fraud;

•        anti-money laundering;

•        the accuracy and completeness of information provided to us concerning clients and counterparties;

•        the failure of third parties to comply with their obligations to us and our affiliates or associates;

•        intensifying competition from established competitors and new entrants in the financial services industry including through internet and mobile banking;

•        technological change;

•        global capital market activity;

•        changes in monetary and economic policy;

•        general business and economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations, including increasing Canadian household debt levels and global credit risks;

•        climate change and other ESG related risks;

•        our success in developing and introducing new products and services, expanding existing distribution channels, developing new distribution channels and realizing increased revenue from these channels;

•        changes in client spending and saving habits;

•        our ability to attract and retain key employees and executives;

•        our ability to successfully execute our strategies and complete and integrate acquisitions and joint ventures;

•        the risk that expected benefits of an acquisition, merger or divestiture will not be realized within the expected time frame or at all; and

•        our ability to anticipate and manage the risks associated with these factors.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Additional information about these factors can be found in the “Management’s discussion and analysis — Management of risk” section of our Annual Report for the fiscal year ended October 31, 2022, which is attached to our Form 40-F for the fiscal year ended October 31, 2022 filed with the SEC on December 1, 2022 (the “2022 Annual Report”), our Report to Shareholders for the First Quarter, 2023, which is attached as an exhibit to our Form 6-K dated February 24, 2023 filed with the SEC on February 24, 2023 (the “2023 First Quarter Report”), our Report to Shareholders for the Second Quarter, 2023, which is attached as an exhibit to CIBC’s Form 6-K dated May 25, 2023 filed with the SEC on May 25, 2023 (the “2023 Second Quarter Report”) and our Report to Shareholders for the Third Quarter, 2023, which is attached as an exhibit to CIBC’s Form 6-K dated August 31, 2023 filed with the SEC on August 31, 2023 (the “2023 Third Quarter Report”), which are incorporated by reference into this prospectus. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. See “Risk Factors” in this prospectus and the documents incorporated by reference herein. Any forward-looking statements contained in this prospectus represent the views of management only as of the date hereof. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated by reference in this prospectus except as required by law.

AVAILABLE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, to the public over the Internet free of charge from the SEC’s EDGAR System at www.sec.gov. Information about us also is available on our website at www.cibc.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the Securities offered by this prospectus. This prospectus forms a part of that registration statement. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit to the registration statement, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to us and the Securities offered by this prospectus, reference is made to the registration statement and the exhibits thereto, which will be publicly available as described in the preceding paragraph.

v

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

The following documents are incorporated by reference into this prospectus:

(i)     CIBC’s Annual Report on Form 40-F for the fiscal year ended October 31, 2022, filed on December 1, 2022 (accession number: 0001193125-23-295936);

(ii)    CIBC’s Report on Form 6-K filed on December 1, 2022 (accession number: 0001193125-22-295927);

(iii)   CIBC’s Report on Form 6-K filed on December 2, 2022 (accession number: 0001213900-22-077063);

(iv)   CIBC’s Report on Form 6-K filed on January 4, 2023 (accession number: 0001213900-23-000686);

(v)    CIBC’s Report on Form 6-K filed on February 21, 2023 (accession number: 0001213900-23-012980);

(vi)   CIBC’s Reports on Form 6-K filed on February 24, 2023 (accession numbers: 0001193125-23-047531, 0001193125-23-047516 and 0001193125-23-047514);

(vii)  CIBC’s Report on Form 6-K filed on March 2, 2023 (accession number: 0001193125-23-057730);

(viii) CIBC’s Reports on Form 6-K filed on May 25, 2023 (accession numbers: 0001193125-23-153489, 0001193125-23-153493, and 0001193125-23-153501); and

(ix)   CIBC’s Reports on Form 6-K filed on August 31, 2023 (accession numbers: 0001193125-23-225428, 0001193125-23-225432 and 0001193125-23-225451).

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we file with the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference herein, at no cost, by writing or telephoning us at Canadian Imperial Bank of Commerce, 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, Attention: Investor Relations, telephone: 1-416-861-8870. All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

PRESENTATION OF FINANCIAL INFORMATION

CIBC maintains its financial books and records, and prepares its consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to SEC rules, CIBC is permitted to present its financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

Additionally, CIBC publishes its consolidated financial statements in Canadian dollars. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise.

CANADIAN IMPERIAL BANK OF COMMERCE

CIBC is a diversified financial institution governed by the Bank Act. CIBC’s registered and head office is located in 81 Bay Street, CIBC Square, Toronto, Ontario, Canada, M5J 0E7, telephone: 1-416-980-3096. CIBC was formed in 1961 through the amalgamation of The Canadian Bank of Commerce (originally incorporated in 1858) and Imperial Bank of Canada (originally incorporated in 1875).

Additional information with respect to CIBC’s businesses is included in the documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

RISK FACTORS

Investment in the Securities is subject to various risks, including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement, as the case may be, relating to a specific offering of Securities. You should consider the categories of risks identified and discussed or incorporated by reference in the management’s discussion and analysis of financial condition and results of operations included in our 2022 Annual Report, our 2023 First Quarter Report, our 2023 Second Quarter Report and our 2023 Third Quarter Report, including those summarized under “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be added to the general funds of CIBC and will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following describes the material terms of the Debt Securities. The Senior Debt Securities will be issued under the indenture which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Subordinated Debt Securities will be issued under an indenture (the “subordinated indenture”), between CIBC and a trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each individually as an “indenture.” The specific terms applicable to a particular issuance of Debt Securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement. In this section, “CIBC,” “we,” “us” or “our” means Canadian Imperial Bank of Commerce, the issuer of the Senior Debt Securities, and not its subsidiaries.

The following is a summary of the material terms and provisions of the indentures and the Debt Securities. You should refer to the indenture and the form of the subordinated indenture and the Debt Securities for complete information regarding the terms and provisions of the indentures and the Debt Securities. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for the events of default, which are more limited in the subordinated indenture, and the provisions relating to subordination.

Ranking

Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a Debt Security, you are one of our unsecured creditors.

The Senior Debt Securities (including any Senior Debt Securities that are Bail-in Instruments if a Bail-in Conversion has not occurred) will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law. The Subordinated Debt Securities will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated indenture. If an NVCC Automatic Conversion (as defined below) occurs, or if the Subordinated Debt Securities are not subject to Non-Viability Contingent Capital Provisions and a Bail-in Conversion occurs, the rights, terms and conditions of the Subordinated Debt Securities, including with respect to priority and subordination, will no longer be relevant as all the Subordinated Debt Securities will have been converted into Common Shares which will rank on parity with all other outstanding Common Shares.

In the event we become insolvent, our governing legislation provides that, for so long as a Bail-in Conversion, or a trigger event as contemplated under the specific Non-Viability Contingent Capital Provisions, has not occurred, priorities among payments of our deposit liabilities (including payments in respect of the Senior Debt Securities) and payments of all of our other liabilities (including payments in respect of the Subordinated Debt Securities issued hereunder) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the Debt Securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of Debt Securities should look only to our assets for payments on the Debt Securities.

The Debt Securities will not constitute deposits that are insured under the CDIC Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

General

We may issue as many distinct series of Debt Securities under either indenture as we wish. The provisions of the indenture and the subordinated indenture allow us not only to issue Debt Securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of Debt

Securities and issue additional Debt Securities of that series. We do not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the relevant debt securities of such series subject to Bail-in Conversion. We may issue Debt Securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional Debt Securities of any series at any time without your consent and without notifying you. Subject to regulatory capital and TLAC requirements applicable to CIBC, there is no limit on the amount of Senior Debt Securities or Subordinated Debt Securities that CIBC may issue. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the Debt Securities that are common to all series, subject to any modifications contained in the applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplement accompanying this prospectus. The specific terms of your Debt Security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your Debt Securities. Because this section is a summary, it does not describe every aspect of the Debt Securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of Debt Securities, including definitions of certain terms used in the indentures and the applicable series of Debt Securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of Debt Securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the Debt Securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal and other relevant income tax considerations and other special considerations applicable to them. The Debt Securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the applicable prospectus supplement relating to any of the particular Debt Securities. An applicable prospectus supplement relating to specific Debt Securities will also describe any special considerations and any material tax considerations applicable to such Debt Securities, including whether and under what circumstances we will pay additional amounts on or for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the Debt Securities rather than pay the additional amounts. See “Material Income Tax Consequences” in this prospectus for a discussion of material U.S. and Canadian federal income tax considerations generally applicable to an investment in the Securities.

When we refer to a series of Debt Securities, we mean a series issued under the indenture pursuant to which the Debt Securities will be issued. Each series of Debt Securities is a single distinct series under the indenture pursuant to which it will be issued and we may issue Debt Securities of each series in such amounts, at such times and on such terms as we wish. The Debt Securities of each series may differ from one another, and from any other series, in their terms, but all Debt Securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued, except as described in the section “— Events of Default” below or the applicable prospectus supplements.

We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any series of Debt Securities being offered, including:

•        the title of the series of Debt Securities;

•        any limit on the aggregate principal amount of the series of Debt Securities;

•        the person to whom interest on a Debt Security is payable, if other than the holder on the regular record date;

•        the date or dates on which the series of Debt Securities will mature;

•        the rate or rates (which may be fixed or variable) per annum, at which the series of Debt Securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•        the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•        the place or places where the principal of, premium, if any, and interest on the Debt Securities is payable;

•        any mandatory or optional sinking funds or similar provisions;

•        if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions or provisions for redemption at our option or the option of the holder, if any;

•        if applicable, the terms and conditions upon which the Debt Securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•        the portion of the principal amount of the Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•        if other than denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of Debt Securities will be issuable;

•        the currency of payment of principal, premium, if any, and interest on the series of Debt Securities;

•        if the currency of payment for principal, premium, if any, and interest on the series of Debt Securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•        whether the Subordinated Debt Securities will be convertible into Common Shares and/or exchangeable for other securities and, if so, the terms and conditions upon which such Subordinated Debt Securities will be so convertible or exchangeable;

•        whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the specific subordination provisions applicable thereto;

•        whether Senior Debt Securities will constitute Bail-in Instruments;

•        any formula or other method used to determine the number of Common Shares to be issued upon the occurrence of an NVCC Automatic Conversion;

•        the applicability of the provisions described under “— Defeasance” below;

•        any event of default under the series of Debt Securities if different from those described under “— Events of Default” below;

•        if the series of Debt Securities will be issuable only in the form of a global Debt Security, the depositary or its nominee with respect to the series of Debt Securities and the circumstances under which the global Debt Security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•        any other special feature of the series of Debt Securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell Debt Securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approvals, purchase Debt Securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as otherwise provided in the applicable prospectus supplement with respect to any series of Debt Securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or from purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the Debt Securities upon a change in control or other events that may adversely affect the creditworthiness of the Debt Securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provides that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•        When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the Debt Securities issued thereunder.

•        The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would become an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were both disregarded.

If the conditions described above are satisfied with respect to any series of Debt Securities, we will not need to obtain the consent of the holders of that series of Debt Securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•        any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•        any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•        any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of Debt Securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indentures and the Debt Securities issued thereunder.

Changes Requiring Consent of Each Holder.    First, there are changes that cannot be made to the indentures or the Debt Securities without the consent of each holder of a series of Debt Securities affected by the change under a particular indenture. Following is a list of those types of changes:

•        change the stated maturity of the principal or reduce the interest on a Debt Security;

•        reduce any amounts due on a Debt Security;

•        reduce the amount of principal payable upon acceleration of the maturity of a Debt Security (including the amount payable on an original issue discount security) following a default;

•        change the currency of payment on a Debt Security;

•        change the place of payment for a Debt Security;

•        impair a holder’s right to sue for payment;

•        impair a holder’s right to require repurchase on the original terms of those Debt Securities that provide a right of repurchase;

•        reduce the percentage of holders of Debt Securities whose consent is needed to modify or amend the indenture;

•        reduce the percentage of holders of Debt Securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•        modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent.    The second type of change to the indentures and the Debt Securities is the kind that requires the consent of holders of Debt Securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect the rights of holders of the Debt Securities. We may also obtain a waiver of a past default from the holders of Debt Securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the Debt Securities described above under “— Changes Requiring Consent of Each Holder” unless we obtain the individual consent of each holder of Debt Securities of the affected series to the waiver.

Changes Not Requiring Consent.    The third type of change to the indentures and the Debt Securities does not require the consent by holders of Debt Securities. This type of change is limited to the issuance of new series of Debt Securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the Debt Securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular Debt Security, even if they affect other Debt Securities. In those cases, we do not need to obtain the approval of the holder of that Debt Security; we need only obtain any required approvals from the holders of the affected Debt Securities.

Modification of Subordination Provisions.    The fourth type of change to the indenture and the Debt Securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class. We may not modify the subordination provisions of the subordinated indenture in a manner that would adversely affect in any material respect the outstanding Subordinated Debt Securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of Subordinated Debt Securities, voting together as one class.

Modification of Bail-inable Debt Securities.    Where an amendment, modification or other variance that can be made to the indenture or the bail-inable Debt Securities would affect the recognition of those bail-inable Debt Securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

Further Details Concerning Voting.    When seeking consent, we will use the following rules to decide the principal amount to attribute to a Debt Security:

•        For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the Debt Securities were accelerated to that date because of a default.

•        For Debt Securities whose principal amount is not known, we will use a special rule for that Debt Security described in the applicable prospectus supplement.

•        For Debt Securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt Securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those Debt Securities. Debt Securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the Debt Securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the Trustee or the trustee under the subordinated indenture, as applicable, will be entitled to set a record date for action by holders. If the Trustee or the trustee under the subordinated indenture, as applicable, or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding Debt Securities of that series on the record date. We or the relevant trustee as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Special Provisions Related to Bail-inable Debt Securities

The indenture pursuant to which the Senior Debt Securities will be issued provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your Debt Security is a bail-inable Debt Security.

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to (i) agree to be bound, in respect of the bail-inable Debt Securities, by the CDIC Act, including the conversion of the bail-inable Debt Securities, in whole or in part — by means of a transaction or series of transactions and in one or more steps — into common shares of CIBC or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable Debt Securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable Debt Securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; (iii) have represented and warranted that CIBC has not directly or indirectly provided financing to the holder or beneficial owner of the bail-inable Debt Securities for the express purpose of investing in the bail-inable Debt Securities; and (iv) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the indenture or the bail-inable Debt Securities, any other law that governs the bail-inable Debt Securities and any other agreement, arrangement or understanding between that holder or beneficial owner and CIBC with respect to the bail-inable Debt Securities.

Holders and beneficial owners of bail-inable Debt Securities will have no further rights in respect of their bail-inable Debt Securities to the extent those bail-inable Debt Securities are converted upon a Bail-in Conversion other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to irrevocably consent to the converted portion of the principal amount of that Debt Security and any accrued and unpaid interest thereon being deemed paid in full by CIBC by the issuance of common shares of CIBC (or, if applicable, any of its affiliates) upon the occurrence of a Bail-in Conversion, which Bail-in Conversion will occur without any further action on the part of that holder or beneficial owner or the Trustee; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable Debt Security that acquires an interest in the bail-inable Debt Security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable Debt Securities related to the bail-in regime.

Trustee and Trustee’s Duties

The Trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “— Events of Default” below. However, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to acknowledge and agree that the Bail-in Conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustee, for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a Bail-in Conversion, or other action pursuant to the bail-in regime with respect to bail-inable Debt Securities,

•        the Trustee will not be required to take any further directions from holders of those bail-inable Debt Securities under Section 512 (Control by Holders) of the indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Debt Securities to direct certain actions relating to the Debt Securities; and

•        the indenture will not impose any duties upon the Trustee whatsoever with respect to a Bail-in Conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a Bail-in Conversion, the relevant bail-inable Debt Securities remain outstanding (for example, if not all bail-inable Debt Securities are converted), then the Trustee’s duties under the indenture will remain applicable with respect to those bail-inable Debt Securities following such completion to the extent that CIBC and the Trustee will agree pursuant to a supplemental indenture or an amendment to the indenture; provided, however, that notwithstanding the Bail-in Conversion, there will at all times be a Trustee for the bail-inable Debt Securities in accordance with the indenture, and the resignation and/or removal of the Trustee, the appointment of a successor Trustee and the rights of the Trustee or any successor Trustee will continue to be governed by the indenture, including to the extent no additional supplemental indenture or amendment to the indenture is agreed upon in the event the relevant bail-inable Debt Securities remain outstanding following the completion of the Bail-in Conversion.

DTC — Bail-in Conversion

Upon a Bail-in Conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable Debt Securities through DTC as soon as practicable regarding such Bail-in Conversion. CIBC will also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of an interest in any bail-inable Debt Security, each holder or beneficial owner of that Debt Security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable Debt Security to take any and all necessary action, if required, to implement the Bail-in Conversion or other action pursuant to the bail-in regime with respect to the bail-inable Debt Security as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustee or the paying agent.

Special Provisions Related to the Subordinated Debt Securities

The Subordinated Debt Securities will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of Subordinated Debt Securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on these Debt Securities.

If we become insolvent or are wound-up, for so long as a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions or a Bail-in Conversion has not occurred in respect of such Subordinated Debt Securities that are Bail-in Instruments, the Subordinated Debt Securities issued and outstanding under the subordinated indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of CIBC then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances.

For these purposes, “indebtedness” at any time means:

1.      the deposit liabilities of CIBC at such time; and

2.      all other liabilities and obligations of CIBC to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of CIBC in the case of insolvency of CIBC and obligations to shareholders of CIBC, as such) which would entitle such third parties to participate in a distribution of CIBC’s assets in the event of the insolvency or winding-up of CIBC.

“Subordinated indebtedness” at any time means:

1.      the liability of CIBC in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

2.      for so long as an NVCC Automatic Conversion has not occurred, any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of CIBC and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

3.      any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of CIBC and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate thereto pursuant to the terms of the instrument evidencing or creating the same; and

4.      the Subordinated Debt Securities, which for so long as an NVCC Automatic Conversion has not occurred, will rank equally to CIBC’s outstanding subordinated indebtedness.

Upon the occurrence of a trigger event as contemplated under the specific Non-Viability Contingent Capital Provisions, each outstanding Subordinated Debt Security will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into a number of Common Shares that shall be based on a specified formula or other method used to determine such number of Common Shares to be issued as set out in the indenture and the applicable prospectus supplement relating to such Subordinated Debt Securities (an “NVCC Automatic Conversion”).

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of Debt Securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of Debt Securities if we so specify in the applicable prospectus supplement. Any defeasance or covenant defeasance with respect to bail-inable Debt Securities that would result in CIBC not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline (as defined herein) will be subject to the prior approval of the Superintendent.

Full Defeasance.    If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the Debt Securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•        We must deposit in trust for the benefit of all holders of the Debt Securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•        There must be a change in current U.S. federal income tax law or a ruling by the U.S. Internal Revenue Service (“IRS”) that lets us make the above deposit without causing the holders to be taxed on the Debt Securities of that series any differently than if we did not make the deposit and just repaid the Debt Securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the Debt Securities would be treated as though we took back your Debt Securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the Debt Securities you give back to us.)

•        We must deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming the tax-law change described above and that the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

In the case of the Subordinated Debt Securities, the following requirement must also be met:

•        No event or condition may exist that, under the provisions described under “— Special Provisions Related to the Subordinated Debt Securities” above, would prevent us from making payments of principal, premium or interest on those Subordinated Debt Securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the Debt Securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.    Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the Debt Securities of a series that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the Debt Securities. In order to achieve covenant defeasance, we must do the following:

•        Deposit in trust for the benefit of all holders of the Debt Securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the Debt Securities of that series on their various due dates sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the amounts owned.

•        Deliver to the Trustee or the trustee under the subordinated indenture, as applicable, a legal opinion of our counsel confirming that the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the Debt Securities would no longer apply:

•        Covenants applicable to the series of Debt Securities and described in the applicable prospectus supplement.

•        Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the Debt Securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the indenture, the term “event of default” in respect of any series of Senior Debt Securities means any of the following:

•        We do not pay the principal of, or interest on, a Senior Debt Security of that series and, in each case, such default continues for longer than 30 business days.

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

Under the subordinated indenture, the term “event of default” in respect of any series of Subordinated Debt Securities means any of the following:

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•        Any other event of default described in the applicable prospectus supplement occurs.

A Bail-in Conversion will not constitute a default or an event of default under the indentures.

Remedies If an Event of Default Occurs.    If an event of default occurs, the Trustee or the trustee under the subordinated indenture, as applicable, will have special duties. In that situation, the Trustee or the trustee under the subordinated indenture, as applicable, will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the Trustee or the trustee under the subordinated indenture, as applicable, or the holders of at least 25% in principal amount of the outstanding Debt Securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected Debt Security) and accrued interest on all of the Debt Securities of that series to be due and immediately payable. This is called a “declaration of acceleration.” The declaration of acceleration is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the Trustee or the trustee under the subordinated indenture, as applicable, must take the aforementioned action or the holders must direct the Trustee or the trustee under the subordinated indenture, as applicable, to act as described in this section below. Furthermore, a declaration of acceleration may be cancelled in certain circumstances, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Debt Securities of the affected series. If you are the holder of a Subordinated Debt Security, the principal amount of the Subordinated Debt Security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the Debt Securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

Holders or beneficial owners of bail-inable Debt Securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of CIBC. Notwithstanding the exercise of those rights, bail-inable Debt Securities will continue to be subject to Bail-in Conversion until repaid in full. For greater certainty, no person may terminate or amend any agreement with CIBC that is in relation to any of CIBC’s bail-inable Debt Securities, claim an accelerated payment or forfeiture of the term under such an agreement or demand payment of any amount under such an agreement, by reason only of a monetary default by CIBC in the performance of bail-inable Debt Securities, when that default occurs after a Bail-in Conversion order is made under paragraph 39.13(1)(d) of the CDIC Act but before the Bail-in Conversion.

You should read carefully the applicable prospectus supplement relating to any series of Debt Securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the Trustee or the trustee under the subordinated indenture, as applicable, has the special duties described above, the Trustee or the trustee under the subordinated indenture, as applicable, is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee or the trustee under the subordinated indenture, as applicable, reasonable protection from expenses and liability called an indemnity reasonably satisfactory to the Trustee or the trustee under the subordinated indenture, as applicable. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee or the trustee under the subordinated indenture, as applicable. These majority holders may also direct the Trustee or the trustee under the subordinated indenture, as applicable, in performing any other action under the applicable indenture with respect to the Debt Securities of that series.

Before you bypass the Trustee or the trustee under the subordinated indenture, as applicable, and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Debt Securities the following must occur:

•        the holder of the Debt Security must give the Trustee or the trustee under the subordinated indenture, as applicable, written notice that an event of default has occurred and remains uncured;

•        the holders of not less than 25% in principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee or the trustee under the subordinated indenture, as applicable, take action because of such event of default;

•        such holder or holders must offer reasonable indemnity to the Trustee or the trustee under the subordinated indenture, as applicable, against the cost and other liabilities of taking that action;

•        the Trustee or the trustee under the subordinated indenture, as applicable, must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•        the Trustee or the trustee under the subordinated indenture, as applicable, has not received any direction from a majority in principal amount of all outstanding Debt Securities of the relevant series that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Debt Security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE OR THE TRUSTEE UNDER THE SUBORDINATED INDENTURE, AS APPLICABLE, AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the relevant trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the Debt Securities issued under it, or else specifying any default.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, CDIC may, in circumstances where CIBC has ceased, or is about to cease, to be viable or in certain other circumstances, assume temporary control or ownership of CIBC and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC. As part of the Canadian bank resolution powers, certain provisions of and regulations under the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as “domestic systemically important banks,” or “D-SIBs,” which include CIBC.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline and reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that CIBC has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, or in certain other circumstances specified in the CDIC Act, the Superintendent, after providing CIBC with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister of Finance for Canada (the “Minister of Finance”) to recommend that the Governor in Council (Canada) make an Order and, if the Minister of Finance is of the opinion that it is in the public interest to do so, the Minister of Finance may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•        vesting in CDIC, the shares and subordinated debt of CIBC specified in the Order, which we refer to as a “vesting order”;

•        appointing CDIC as receiver in respect of CIBC, which we refer to as a “receivership order”;

•        if a receivership order has been made, directing the Minister of Finance to incorporate a federal institution designated in the Order as a bridge institution wholly owned by CDIC and specifying the date and time as of which CIBC’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•        if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing CIBC to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the shares and liabilities of CIBC that are subject to the bail-in regime into common shares of CIBC or any of its affiliates, which we refer to as a “conversion order.”

Following a vesting order or receivership order, CDIC will assume temporary control or ownership of CIBC and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of CIBC, and the power to carry out or cause CIBC to carry out a transaction or a series of transactions the purpose of which is to restructure the business of CIBC.

Under a bridge bank order, CDIC has the power to transfer CIBC’s insured deposit liabilities and certain assets and other liabilities of CIBC to a bridge institution. Upon the exercise of that power, any assets and liabilities of CIBC that are not transferred to the bridge institution would remain with CIBC, which would then be wound up. In such a scenario, any liabilities of CIBC, including any outstanding Debt Securities (whether or not such Debt Securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of CIBC.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of CIBC or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that is unsecured or partially secured and that has been assigned a CUSIP or ISIN or similar identification number is subject to a Bail-in Conversion. Shares, other than common shares, and subordinated debt of CIBC are also subject to a Bail-in Conversion, unless they are non-viability contingent capital.

Shares and liabilities issued before September 23, 2018 are not subject to a Bail-in Conversion unless, in the case of any such liability, including any Debt Securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a Bail-in Conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a Bail-in Conversion. To the extent that any Debt Securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a Bail-in Conversion. The terms and conditions of the Bail-in Conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of CIBC that are subject to a Bail-in Conversion, into common shares of CIBC or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a Bail-in Conversion are converted into common shares of CIBC or any of its affiliates. CDIC determines the timing of the Bail-in Conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•        in carrying out a Bail-in Conversion, CDIC must take into consideration the requirement in the Bank Act for banks to maintain adequate capital;

•        CDIC must use its best efforts to ensure that shares and liabilities subject to a Bail-in Conversion are only converted after all subordinate ranking shares and liabilities that are subject to a Bail-in Conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•        CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a Bail-in Conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a Bail-in Conversion, is converted on a pro rata basis for all shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period;

•        holders of shares and liabilities that are subject to a Bail-in Conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a Bail-in Conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•        holders of shares or liabilities subject to a Bail-in Conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•        holders of shares or liabilities subject to a Bail-in Conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a Bail-in Conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of CIBC, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to CIBC, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up CIBC has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a Bail-in Conversion; (b) common shares that are the result of a Bail-in Conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, CIBC, the liquidator of CIBC, if CIBC is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council (Canada) for the purposes of facilitating the acquisition, management or disposal of real property or other assets of CIBC that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a Bail-in Conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such offer or notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice. On June 29, 2021, the Budget Implementation Act, 2021, No. 1 introduced certain amendments to the CDIC Act. The amendments provide that in reviewing CDIC’s determination of compensation, the assessor must decide whether CDIC made its determination based on an erroneous finding of fact that it made in a perverse or capricious manner or without regard for the material before it or on an unreasonable estimate. If the assessor decides that CDIC did not make its determination based on such a finding of fact or on such an estimate, the assessor must confirm CDIC’s determination. However, if the assessor decides that CDIC made its determination based on such a finding of fact or on such an estimate, then the assessor must determine, in accordance with regulations and bylaws made under the CDIC Act, the amount of compensation, if any, to be paid and substitute the assessor’s determination for CDIC’s determination.

By its acquisition of an interest in any bail-inable debt securities, each holder or beneficial owner of that debt security is deemed to agree to be bound by a Bail-in Conversion and so will have no further rights in respect of its bail-inable debt securities to the extent those bail-inable debt securities are converted in a Bail-in Conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, notes are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the Office of the Superintendent guideline on TLAC (the “TLAC Guideline”) applies to and establishes standards for D-SIBs, including CIBC. Under the TLAC Guideline, CIBC is required to maintain an amount of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of CIBC.

In order to comply with the TLAC Guideline, our indenture provides for terms and conditions for the bail-inable Debt Securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of CIBC under the TLAC Guideline. Those criteria include the following:

•        CIBC cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable Debt Securities;

•        the bail-inable Debt Security is not subject to set-off or netting rights;

•        the bail-inable Debt Security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i)     acceleration is only permitted where an Order has not been made in respect of CIBC; and

(ii)    notwithstanding any acceleration, the instrument continues to be subject to a Bail-in Conversion prior to its repayment;

•        the bail-inable Debt Security may be redeemed or purchased for cancellation only at the initiative of CIBC and, where the redemption or purchase would lead to a breach of CIBC’s TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•        the bail-inable Debt Security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on CIBC’s credit standing; and

•        where an amendment or variance of the bail-inable Debt Security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable prospectus supplement, the Debt Securities will be issued:

•        only in fully-registered form;

•        without interest coupons; and

•        in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

If a Debt Security is issued as a registered global Debt Security, only the depositary will be entitled to transfer and exchange the Debt Security as described in this subsection because the depositary will be the sole registered holder of the Debt Security and is referred to below as the “holder.” Those who own beneficial interests in a global Debt Security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders of Debt Securities issued in fully-registered form may have their Debt Securities broken into more Debt Securities of smaller denominations of not less than US$2,000, or combined into fewer Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of Debt Securities at the office of the Trustee or the trustee under the subordinated indenture, as applicable. Debt Securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated Debt Securities at that office. The Trustee or the trustee under the subordinated indenture, as applicable, acts as our agents for registering Debt Securities in the names of holders and registering the transfer of Debt Securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The Trustee or the trustee under the subordinated indenture, as applicable, may require an indemnity before replacing any Debt Securities.

Holders will not be required to pay a service charge to register the transfer or exchange of Debt Securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the Debt Securities are redeemable and we redeem less than all of the Debt Securities of a particular series, we may block the registration of transfer or exchange of Debt Securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed.

The Trustee

The Trustee or the trustee under the subordinated indenture, as applicable, makes no representation or warranty, whether express or implied, with respect to CIBC or the Debt Securities and other matters described in this prospectus. The Trustee or the trustee under the subordinated indenture, as applicable, has not prepared or reviewed any of the information included in this prospectus, except the Trustee or the trustee under the subordinated indenture, as applicable, has consented to the use of its name. Such approval does not constitute a representation or approval by the Trustee or the trustee under the subordinated indenture, as applicable, of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

We will pay interest to the person listed in the relevant trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Debt Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the applicable prospectus supplement. Holders buying and selling Debt Securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the person who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the Debt Securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the Debt Securities at the office of the paying agent or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the relevant trustee’s corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of Debt Securities.

Notices

We and the Trustee or the trustee under the subordinated indenture, as applicable, will send notices regarding the Debt Securities only to registered holders, using the addresses as listed in the relevant trustee’s records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the Trustee or the trustee under the subordinated indenture, as applicable, or any other paying agent.

Governing Law; Submission to Jurisdiction

The indenture is, and the subordinated indenture and the Debt Securities will be, governed by New York law, except that the subordination provisions in the subordinated indenture and certain provisions relating to the status of the Senior Debt Securities under Canadian law and to the bail-in acknowledgment of holders and beneficial owners of Debt Securities in the indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. By its acquisition of an interest in any Debt Securities, each holder or beneficial owner of that Debt Security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the indenture and that Debt Security.

DESCRIPTION OF COMMON SHARES

CIBC’s authorized common share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 917,769,363 were outstanding as at April 30, 2023.

The holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of CIBC, subject to the preference of holders of preferred shares. A holder of Common Shares is entitled to notice of and to attend all shareholders’ meetings, except meetings at which only holders of a specified class or series of shares are entitled to vote, and for all purposes will be entitled to one vote for each Common Share held. In the event of liquidation, dissolution or winding-up of CIBC, after payment of all outstanding deposits and debts and subject to the preference of any shares ranking senior to the Common Shares, the holders of Common Shares would be entitled to a pro rata distribution of the remaining assets of CIBC. The holders of Common Shares have no pre-emptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the Common Shares are subject to the rights of the holders of preferred shares of CIBC.

The outstanding Common Shares are listed on the TSX and the NYSE under the symbol “CM.”

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered Securities issued in global, i.e. book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered Securities. Then we describe special provisions that apply to global Securities.

Who is the Legal Owner of a Registered Security?

Each Security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global Securities representing Securities. We refer to those who have Securities registered in their own names, on the books that we or the Trustee or the trustee under the subordinated indenture, as applicable, maintain for this purpose, as the “registered holders” of those Securities. Subject to limited exceptions, we and the Trustee or the trustee under the subordinated indenture, as applicable, are entitled to treat the registered holder of a Security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the Security and to exercise all the rights and power as an owner of the Security. We refer to those who own beneficial interests in Securities that are not registered in their own names as indirect owners of those Securities. As we discuss below, indirect owners are not registered holders, and investors in Securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners.    Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. This means Securities will be represented by one or more global Securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Securities on behalf of themselves or their customers.

Subject to limited exceptions and applicable law, only the person in whose name a Security is registered is recognized as the holder of that Security. Consequently, for Securities issued in global form, we will recognize only the depositary as the holder of the Securities and we will make all payments on the Securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Securities.

As a result, investors will not own Securities directly. Instead, they will own beneficial interests in a global Security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Securities are issued in global form, investors will be indirect owners, and not registered holders, of the Securities.

Street Name Owners.    We may issue Securities initially in non-global form or we may terminate an existing global Security, as described below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” In these cases, investors may choose to hold their Securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Securities through an account he or she maintains at that institution.

For Securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the Securities are registered as the holders of those Securities, and we will make all payments on those Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Securities in street name will be indirect owners, not registered holders, of those Securities.

Registered Holders.    Subject to limited exceptions, our obligations, as well as the obligations of the Trustee or the trustee under the subordinated indenture, as applicable, and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the Securities. We do not have obligations to investors who hold beneficial interests in global Securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a Security or has no choice because we are issuing the Securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of Debt Securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant Securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the Securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those Securities. When we refer to “your Securities” in this prospectus, we mean the Securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners.    If you hold Securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        how it would exercise rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the Securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each Security in book-entry form only. Each Security issued in book-entry form will be represented by a global Security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any Security for this purpose is called the “depositary” for that Security. A Security will usually have only one depositary but it may have more. Each series of Securities will have one or more of the following as the depositaries:

•        DTC;

•        CDS Clearing and Depository Services Inc. (“CDS”);

•        Euroclear Bank SA/NV (“Euroclear”);

•        Clearstream Banking S.A. (“Clearstream”); or

•        any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global Security, investors may hold beneficial interests in that Security through CDS, Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your Securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global Security may represent one or any other number of individual Securities. Generally, all Securities represented by the same global Security will have the same terms. We may, however, issue a global Security that represents multiple Securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global Security a master global Security. The applicable prospectus supplements will not indicate whether your Securities are represented by a master global Security.

A global Security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Securities represented by a global Security, and investors will be permitted to own only indirect interests in a global Security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose Security is represented by a global Security will not be a holder of the Security, but only an indirect owner of an interest in the global Security.

If the applicable prospectus supplement for a particular Security indicates that the Security will be issued in global form only, then the Security will be represented by a global Security at all times unless and until the global Security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the Securities through another book-entry clearing system or decide that the Securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.    As an indirect owner, an investor’s rights relating to a global Security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as CDS, Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of Securities and instead deal only with the depositary that holds the global Security.

If Securities are issued only in the form of a global Security, an investor should be aware of the following:

•        an investor cannot cause the Securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the Securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the Securities and protection of his or her legal rights relating to the Securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•        an investor may not be able to sell interests in the Securities to some insurance companies and other institutions that are required by law to own their Securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in a global Security in circumstances in which certificates representing the Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global Security, and those policies may change from time to time. We and the Trustee or the trustee under the subordinated indenture, as applicable, will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global Security. We do not and the Trustee or the trustee under the subordinated indenture, as applicable, also do not supervise the depositary in any way;

•        the depositary may require that those who purchase and sell interests in a global Security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•        financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global Securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities, and those policies may change from time to time. For example, if an investor holds an interest in a global Security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that Security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the Trustee or the trustee under the subordinated indenture, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.    If we issue any series of Securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global Securities, any beneficial owner entitled to obtain non-global Securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the Securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global Security will be terminated and interests in it will be exchanged for certificates in non-global form representing the Securities it represented. After that exchange, the choice of whether to hold the Securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global Security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global Security are as follows:

•        if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global Security and we do not appoint another institution to act as depositary within 60 days;

•        if we notify the Trustee or the trustee under the subordinated indenture, as applicable, that we wish to terminate that global Debt Security; or

•        if an event of default has occurred with regard to these Debt Securities and has not been cured or waived.

If a global Security is terminated, only the depositary, and neither we nor the Trustee or the trustee under the subordinated indenture, as applicable, for any Securities, is responsible for deciding the names of the institutions in whose names the Securities represented by the global Security will be registered and, therefore, who will be the registered holders of those Securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of Securities within the DTC system must be made by or through DTC participants, who will receive a credit for the Securities on DTC’s records. Transfers of ownership interests in the Securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the Securities. If less than all of the Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Securities. Under its usual procedures, DTC delivers an omnibus proxy to the Trustee or the trustee under the subordinated indenture, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the Debt Securities will be made by the Trustee or the trustee under the subordinated indenture, as applicable, to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the Trustee or the trustee under the subordinated indenture, as applicable, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trustee or the trustee under the subordinated indenture, as applicable, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to CDS

CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include the underwriters which participate in the distribution of the Securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the Securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly-owned by The Canadian Depository for Securities Limited, a private corporation in Canada owned by TSX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the TSX and the Montreal stock exchange and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be depositary for a global Security. In addition, if DTC is the depositary for a global Security, CDS may, on behalf of CDS Participants, hold an interest in the global Security as a participant in DTC.

As long as any global Security is held by CDS, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in CDS as a CDS Participant. If CDS is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning CDS and CDS’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The CDS system could change its rules and procedures at any time. We have no control over this, CDS or its participants, and we take no responsibility for their activities. Transactions between CDS or CDS Participants, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear and Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global Security. In addition, if DTC is the depositary for a global Security, Euroclear and Clearstream may hold interests in the global Security as participants in DTC.

As long as any global Security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global Security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global Security and there is no depositary in the United States, you will not be able to hold interests in that global Security through any securities clearance system in the United States.

The information in this section concerning Euroclear and Clearstream and each of their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. Payments, deliveries, transfers, exchanges, notices and other matters relating to the Securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.    Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any Securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S investors who hold their interests in the Securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

MATERIAL INCOME TAX CONSEQUENCES

Canadian Taxation

In the opinion of Blake, Cassels & Graydon LLP, our Canadian federal income tax counsel, the following is a summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Canadian Tax Act”) generally applicable as of the date hereof to the acquisition, holding and disposition of a Security, any Common Shares acquired on an NVCC Automatic Conversion and any Common Shares or common shares of any affiliate of CIBC acquired on a Bail-in Conversion (such shares received on either an NVCC Automatic Conversion or a Bail-In Conversion referred to as “Conversion Common Shares”) by a purchaser who acquires the Security as beneficial owner at the time of its issuance pursuant to this prospectus and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC, and, in the case of a Debt Security, any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Debt Security; (c) acquires and holds the Security and any Conversion Common Shares as capital property; (d) does not use or hold and is not deemed to use or hold the Security or any Conversion Common Shares in, or in the course of, carrying on a business in Canada; (e) in the case of a Debt Security, is entitled to receive all payments (including any interest and principal) made on the Debt Security; (f) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (g) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the Security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form currently proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative policies or assessing practices of the CRA, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which may differ from those discussed herein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must generally be converted into Canadian dollars based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange acceptable to the Minister of National Revenue (Canada).

This summary does not address the possible application of the Proposals released on April 29, 2022 with respect to “hybrid mismatch arrangements” (the “Hybrid Mismatch Proposals”) to the Securities. The Canadian federal income tax consequences of the Hybrid Mismatch Proposals applicable to a particular offering of Securities, if any, will be described in the applicable prospectus supplement or pricing supplement related thereto.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Canadian federal income tax consequences applicable to Securities may be described particularly when such Securities are offered in the applicable prospectus supplement or pricing supplement related thereto and, in that event, the comments following will be superseded in such prospectus supplement or pricing supplement to the extent indicated therein.

Debt Securities

Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the Debt Security in certain cases involving an assignment or other transfer of a Debt Security to a resident or deemed resident of Canada) will not be subject to Canadian non-resident withholding tax unless (other than in the case of a “prescribed obligation” as described below) such interest is “participating debt interest” for the purposes of the Canadian Tax Act. Interest paid or credited or deemed to be paid or credited on a Debt Security to a Non-Resident Holder will generally not be participating debt interest for the purposes of the Canadian Tax Act provided that no portion of such interest is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares. In particular, if any portion of interest paid or credited or deemed to be paid or credited on a Debt Security is to be calculated by reference to an index, exchange traded fund, reference basket of securities or other calculation mechanism that could be considered to be a proxy for or have a linkage with CIBC’s profitability or dividends paid by CIBC or another Canadian corporation, interest on such Debt Security may be subject to Canadian non-resident withholding tax. A prescribed obligation is an “indexed debt obligation” (as described below) in respect of which no amount payable is (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An indexed debt obligation is a debt obligation the terms of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money.

In the event that a Debt Security is redeemed, cancelled, repurchased or purchased, as the case may be, by CIBC or any other resident or deemed resident of Canada (a “Canadian Transferee”) from a Non-Resident Holder, or is otherwise assigned or transferred by a Non-Resident Holder, to a Canadian Transferee for an amount which exceeds, generally, the issue price thereof, all or a portion of such excess may be deemed to be interest and may be subject to Canadian non-resident withholding tax if: (i) all or a portion of such interest is participating debt interest and (ii) in certain circumstances, the Debt Security is not considered to be an “excluded obligation” for the purposes of the Canadian Tax Act. A Debt Security which is not an indexed debt obligation, that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Canadian Tax Act) of the Debt Security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the Debt Security was issued does not exceed 4/3 of the interest stipulated to be payable on the Debt Security, expressed in terms of an annual rate on the outstanding principal amount from time to time, will be an excluded obligation for this purpose.

In the event that a Debt Security held by a Non-Resident Holder is converted to Conversion Common Shares on an NVCC Automatic Conversion or Bail-in Conversion, the amount (the “Excess Amount”), if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) the price for which the Debt Security was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest at the time of the conversion (the “Conversion Interest”), may be deemed to be interest paid to the Non-Resident Holder. There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as “participating debt interest” and, therefore, subject to Canadian non-resident withholding tax unless certain exceptions apply.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Generally, there are no other Canadian federal income taxes that would be payable by a Non-Resident Holder as a result of holding or disposing of a Debt Security (including for greater certainty, any gain realized by a Non-Resident Holder on a disposition of a Debt Security) or conversion into Conversion Common Shares.

Common Shares

Dividends.    Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on Common Shares, including Conversion Common Shares where the issuer of such Conversion Common Shares is CIBC or another corporation resident in Canada for purposes of the Canadian Tax Act, will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Dispositions.    A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any Common Shares, including Conversion Common Shares, unless such shares constitute “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-Resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty.

Generally, the Common Shares, including Conversion Common Shares, will not constitute taxable Canadian property to a Non-Resident Holder provided that they are listed on a designated stock exchange (which currently includes the Toronto Stock Exchange and New York Stock Exchange) at the time of the disposition, unless, at any particular time during the 60 month period that ends at that time, the following conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the applicable issuer’s share capital and (ii) more than 50% of the fair market value of the common shares of such issuer was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option, an interest or right in any of the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Common Share, including a Conversion Common Share, may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders whose Common Shares or Conversion Common Shares may constitute taxable Canadian property should consult their own tax advisers with respect to their particular circumstances.

United States Taxation

The following is a summary of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the Securities being offered by a U.S. Holder (as defined below). This section is the opinion of Mayer Brown LLP, our U.S. federal income tax counsel. This description only applies to Securities held as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and issued by us.

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•        financial institutions;

•        insurance companies;

•        real estate investment trusts;

•        regulated investment companies;

•        grantor trusts;

•        tax-exempt organizations;

•        persons that will own Securities through partnerships or other pass-through entities;

•        dealers or traders in Securities or currencies;

•        certain former citizens or long-term residents of the United States;

•        holders subject to special tax accounting rules under Section 451(b) of the Code;

•        holders that will hold a Security as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•        holders that will hold or sell Securities as part of a wash sale for U.S. federal income tax purposes;

•        holders that actually or constructively own 10% or more of the combined voting power of our voting stock or of the total value of our stock; or

•        holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare tax consequences of the acquisition, ownership or disposition of the Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire Debt Securities as part of the initial distribution at their issue price (as defined below).

Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the Securities and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, as well as on the income tax treaty between the United States of America and Canada (the “Treaty”), each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Securities who for U.S. federal income tax purposes is any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities.

Tax Consequences to U.S. Holders of Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Common Shares.

The tax treatment of your Common Shares will depend in part on whether or not we are classified as a passive foreign investment company (“PFIC”) for United States federal income tax purposes. Except as discussed below under “— PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro-rata distributions of our Common Shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Common Shares generally will be qualified dividend income if, in the year that you receive the dividend, either the Common Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our Common Shares are listed on the New York Stock Exchange and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the Common Shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a U.S. Holder and you sell or otherwise dispose of your Common Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Common Shares. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that our Common Shares should not currently be treated as stock of a PFIC for United States federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a U.S. Holder, we will be a PFIC with respect to you if for any taxable year in which you held our Common Shares:

•        at least 75% of our gross income for the taxable year is passive income or

•        at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. For this purpose, income derived in the active conduct of our banking business should not be treated as passive income.

If we are treated as a PFIC, and you are a U.S. Holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

•        any gain you realize on the sale or other disposition of your Common Shares and

•        any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Common Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Common Shares during the three preceding taxable years or, if shorter, your holding period for the Common Shares that preceded the taxable year in which you receive the distribution).

Under these rules:

•        the gain or excess distribution will be allocated ratably over your holding period for the Common Shares,

•        the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•        the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our Common Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Common Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Common Shares at the end of the taxable year over your adjusted basis in your Common Shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Common Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Your Common Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Common Shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Common Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Tax Consequences to U.S. Holders of Debt Securities

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Debt Securities. This summary only addresses the U.S. federal income tax treatment of holders that acquire the Debt Securities as part of the initial distribution at their issue price (as defined below). This discussion does not address the U.S. federal income tax consequences of (i) Subordinated Debt Securities subject to Non-Viability Contingent Capital Provisions, (ii) Debt Securities denominated in a currency other than the U.S. dollar, or (iii) Debt Securities that are due to mature more than 30 years from the date on which they are issued. The U.S. federal income tax consequences of acquiring, owning and disposing of such Debt Securities will be described in an applicable supplement.

Characterization of Debt Securities

Subject to the discussion below regarding bail-inable debt securities, we generally intend to treat Debt Securities issued under this prospectus as debt for U.S. federal income tax purposes, unless otherwise indicated in the applicable supplement. The tax treatment of Debt Securities to which a treatment other than as debt may apply may be discussed in the applicable supplement. The following disclosure applies only to Debt Securities that are treated as debt for U.S. federal income tax purposes.

There is no authority that specifically addresses the U.S. federal income tax treatment of an instrument such as bail-inable debt securities. While we intend to treat bail-inable debt securities as debt for U.S. federal income tax purposes, the IRS could assert an alternative tax treatment of the bail-inable debt securities for U.S. federal income tax purposes, for example, that the bail-inable debt securities should be considered as equity for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. Holder of bail-inable debt securities. However, treatment of bail-inable debt securities as equity for U.S. federal income tax purposes should not result in inclusions of income with respect to bail-inable debt securities that are materially different than the U.S. federal income tax consequences if the bail-inable debt securities are treated as debt for U.S. federal income tax purposes. In particular, if bail-inable debt securities are treated as equity for U.S. federal income tax purposes, it is unclear whether interest payments on the bail-inable debt securities that are treated as dividends for U.S. federal income tax purposes would be eligible to be treated as “qualified dividend income” for U.S. federal income tax purposes (which are generally taxed at preferential rates). Accordingly, it is likely that amounts treated as dividends for U.S. federal income tax purposes would be taxed at ordinary income tax rates. You should consult your own tax advisers regarding the appropriate characterization of, and U.S. federal income tax and other tax consequences of investing in, Debt Securities.

Payments of Stated Interest

Interest paid to a U.S. Holder on a Debt Security will be includible in the U.S. Holder’s gross income as ordinary income at the time they are paid or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, unless otherwise indicated in the applicable supplement, the Debt Securities will, for U.S. federal income tax purposes, be accounted for by CIBC as not being issued by its U.S. trade or business. Assuming this treatment is respected, interest on the Debt Securities will generally be income from sources outside the United States for U.S. federal income tax purposes. Subject to certain conditions and limitations, non-U.S. taxes, if any, withheld on interest payments may be treated as non-U.S. taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. Interest on the Debt Securities generally will constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income,” or “foreign branch income.” As an alternative to the tax credit, a U.S. Holder may elect to deduct such taxes (the election would then apply to all non-U.S. income taxes such U.S. Holder paid in that taxable year). The rules governing the U.S. foreign tax credit are complex. U.S. Holders are urged to consult their tax advisor regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Original Issue Discount

The following is a summary of the principal U.S. federal income tax consequences of the ownership of Debt Securities issued with original issue discount (“OID”). The following summary does not discuss Debt Securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes (which are discussed below under “— Contingent Payment Debt Instruments”).

A Debt Security, other than a Debt Security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the excess of the Debt Security’s “stated redemption price at maturity” over its issue price is equal to or greater than a de minimis amount (0.25% of the Debt Security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the Debt Security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the Debt Security’s stated redemption price at maturity multiplied by the weighted average maturity of the Debt Security. A Debt Security’s weighted average maturity is the sum of the following amounts determined for each payment on a Debt Security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s stated redemption price at maturity. Generally, the issue price of a Debt Security will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part is sold to the public. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a Debt Security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Rate Securities”), applied to the outstanding principal amount of the Debt Security. Solely for the purposes of determining whether a Debt Security has OID, we will be deemed to exercise any call option that has the effect of decreasing the yield on the Debt Security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the Debt Security.

U.S. Holders of Discount Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Debt Security may be of any length selected by the U.S. Holder and may vary in length over the term of the Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Debt Security occurs on either the final or first day of an accrual period. Under the constant yield method, the amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Debt Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Debt Security that were not qualified stated interest payments.

Variable Interest Rate Securities

Debt Securities that provide for interest at variable or floating rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under U.S. Treasury regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate, but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a “true” discount (i.e., at a price below the Security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security, such as a Debt Security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Security may be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Securities that are treated as contingent payment debt obligations are discussed below under “— Contingent Payment Debt Instruments.”

We may in certain circumstances modify a Variable Interest Rate Security to change the relevant base rate to a successor base rate (such change, a “Base Rate Modification”). It is possible that a Base Rate Modification will be treated as a deemed exchange of old Debt Securities for new Debt Securities, which may be taxable to U.S. Holders.

Short-Term Securities

In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the Debt Security’s stated redemption price at maturity over the U.S. Holder’s basis in the Debt Security.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of Debt Securities

Upon the sale, exchange, retirement or other disposition of a Debt Security, a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other disposition, other than accrued but unpaid interest which will be taxable as interest, and such U.S. Holder’s adjusted tax basis in the Debt Security. A U.S. Holder’s adjusted tax basis in a Debt Security generally will equal the cost of the Debt Security to such U.S. Holder, and any such gain or loss will generally be capital gain or loss. For a non-corporate U.S. Holder, under current law, the maximum marginal U.S. federal income tax rate applicable to the gain will be generally lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if the U.S. Holder’s holding period for the Debt Securities exceeds one year (i.e., such gain is long-term capital gain). Any gain or loss realized on the sale, exchange, retirement or other disposition of a Debt Security generally will be treated as U.S. source gain or loss, as the case may be. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a Debt Security. The deductibility of capital losses is subject to limitations.

Contingent Payment Debt Instruments

If the terms of Debt Securities that mature more than one year from their date of issuance provide for certain contingencies that affect the timing and amount of payments (including Debt Securities with a variable rate or rates that do not qualify as “variable rate debt instruments” for purposes of the original issue discount rules) they will be “contingent payment debt instruments” for U.S. federal income tax purposes. Under the rules that govern the treatment of contingent payment debt instruments, no payment on such Debt Securities qualifies as qualified stated interest. Rather, a U.S. Holder must account for interest for U.S. federal income tax purposes based on a “comparable yield” and the differences between actual payments on the Debt Security and the Debt Security’s “projected payment schedule” as described below. The comparable yield is determined by us at the time of issuance of the Debt Security. The comparable yield may be greater than or less than the stated interest, if any, with respect to the Debt Securities. Solely for the purpose of determining the amount of interest income that a U.S. Holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a “projected payment schedule” that represents a series of payments the amount and timing of which would produce a yield to maturity on the contingent payment debt instrument equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that the contingent payment debt instrument will pay.

For U.S. federal income tax purposes, a U.S. Holder will be required to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a Debt Security treated as a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

A U.S. Holder, regardless of the holder’s method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the contingent payment debt instrument (as set forth below).

A U.S. Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

•        will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

•        to the extent of any excess, will give rise to an ordinary loss equal to so much of this excess as does not exceed the excess of:

•        the amount of all previous interest inclusions under the contingent payment debt instrument over

•        the total amount of the U.S. Holder’s net negative adjustments treated as an ordinary loss on the contingent payment debt instrument in prior taxable years.

A net negative adjustment is not subject to the limitations imposed on miscellaneous itemized deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the contingent payment debt instrument. In addition, special rules apply for purposes of determining the amount and timing of an adjustment where the amount of a contingent payment becomes fixed more than six months before the payment is due.

Upon a sale, exchange or retirement of a contingent payment debt instrument, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted basis in the contingent payment debt instrument. A U.S. Holder’s adjusted basis in a Debt Security that is a contingent payment debt instrument generally will be the acquisition cost of the Debt Security, increased by the interest previously accrued by the U.S. Holder on the Debt Security under these rules, disregarding any net positive and net negative adjustments, and decreased by the amount of any non-contingent payments and the projected amount of any contingent payments previously made on the Debt Security. A U.S. Holder generally will treat any gain as interest income, and any loss as an ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as a capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

Other Variations

To the extent we issue floating rate Debt Securities, index linked Debt Securities, original issue discount Debt Securities, equity linked Debt Securities, credit linked Debt Securities, commodity linked Debt Securities, non-U.S. currency Debt Securities, dual currency Debt Securities or any other Debt Securities where the above summary is not applicable or does not contain a summary of all of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of any such Debt Securities by a U.S. Holder, the applicable prospectus supplement, product supplement or pricing supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of Debt Security as appropriate.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of dividends on Common Shares, and principal of, and interest on, an obligation and to proceeds of the sale or redemption of Common Shares or an obligation, to certain non-corporate holders of Securities that are U.S. persons. Information reporting generally will apply to payments of dividends on Common Shares, and principal of, and interest on, Debt Securities, and to proceeds from the sale or redemption of, Common Shares or Debt Securities within the United States, or by a U.S. payor or U.S. middleman, to a holder of Common Shares or Debt Securities that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on Common Shares or a Debt Security to a holder of Common Shares or a Debt Security that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their Securities on Form 8938 — Statement of Specified Foreign Financial Assets — if the aggregate value of their Securities and their “specified financial assets” exceeds US$50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.

This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of our Common Shares and any Debt Securities that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are filed with the Federal Register, and such obligation is not materially modified after such date. If any Debt Securities are treated as grandfathered obligations, and additional Debt Securities of the same series issued later in time are not treated as grandfathered obligations, there may be negative consequences for the existing earlier issued Debt Securities, including a negative impact on market price.

If an amount in respect of FATCA withholding were to be deducted or withheld from dividends, interest, principal or other payments made in respect of the Securities, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less dividends, interest or principal than expected.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

CIBC may sell the Securities (i) through underwriters or dealers; (ii) through agents; or (iii) directly to one or more purchasers pursuant to applicable statutory exemptions. The Securities may be sold in one or more transactions at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The prospectus supplement for any Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any Investment Dealers, the purchase price of such Securities, the proceeds to CIBC from such sale, any underwriting discounts and other items constituting Investment Dealers’ compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to any Investment Dealer. Only Investment Dealers so named in the applicable prospectus supplement are deemed to be Investment Dealers in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the applicable prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters may be changed from time to time.

The Securities may also be sold directly by CIBC at such prices and upon such terms as agreed to by CIBC and the purchaser or through agents designated by CIBC from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by CIBC to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

CIBC may agree to pay Investment Dealers a commission for various services relating to the issue and sale of any Securities offered hereby. Any such commission will be paid out of the general corporate funds of CIBC. Investment Dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with CIBC to indemnification by CIBC against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such Investment Dealers may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in the applicable prospectus supplement), the Investment Dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

The Securities offered under this prospectus have not been qualified for sale under the securities laws in any jurisdiction outside the United States where action for that purpose is required and, unless otherwise provided in the prospectus supplement relating to a particular issue of Securities, will not be offered or sold, directly or indirectly, in any jurisdiction outside the United States. Each Investment Dealer will be required to comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall have no responsibility in relation to this.

There is currently no market through which the Debt Securities offered hereunder may be sold and purchasers may not be able to resell such Debt Securities purchased under this prospectus. This may affect the pricing of such Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Debt Securities, and the extent of issuer regulation.

Market-Making Resales by CIBC and Its Affiliates

This prospectus may be used by CIBC, CIBC World Markets Corp. or certain other of CIBC’s affiliates (the “Market Makers”) in connection with offers and sales of the Securities in market-making transactions. A Market Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market Maker may resell a Security it acquires from other holders, after the original offering and sale of the Security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market Maker acts as principal, or as agent for both counterparties in a transaction in which the Market Maker does not act as principal. The Market Makers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of CIBC that may engage in transactions of this kind and may use this prospectus for this purpose may include, among others, CIBC World Markets Inc. The Securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. CIBC does not expect to receive any proceeds from market-making transactions, except to the extent CIBC is entitled to the proceeds of sales of securities made by it in such transactions. CIBC does not expect that any Market Maker will pay any proceeds from its market-making resales to CIBC. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless CIBC or an agent informs you in your confirmation of sale that your Security is being purchased in its original offering and sale, you may assume that you are purchasing your Security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the Securities will be distributed by an affiliate of CIBC, each such offering of Securities will be conducted in compliance with the requirements of Rule 5121 of the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate. No affiliate of CIBC nor any other FINRA member participating in an initial offering of Securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without prior specific written approval of the customer. In the event that any FINRA member participates in a public offering of these Securities, the underwriting discounts and commissions on such Securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST CIBC, ITS MANAGEMENT AND OTHERS

CIBC is a Canadian chartered bank. Many of its directors and executive officers, including many of the persons who signed the registration statement, of which this prospectus forms a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of CIBC’s assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

CIBC has been advised by Blake, Cassels & Graydon LLP, its Canadian counsel, that a judgment of a United States court may be enforceable in Canada if: (a) there is a real and substantial connection between the events, persons and circumstances and the forum in which the United States proceedings occur such that the United States court properly assumed jurisdiction; (b) the United States judgment is final and conclusive and for a sum certain; (c) the defendant was properly served with originating process from the United States court; and (d) the United States law that led to the judgment is not contrary to Canadian public policy, as that term would be applied by a Canadian court. CIBC has been advised that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation (for example, penal or similar awards made by a court in a regulatory prosecution or proceeding) are enforceable in Canada. The enforceability of a United States judgment in Canada will be subject to the requirements that: (i) an action to enforce the United States judgment must be commenced in the Canadian court within any applicable limitation period; (ii) the Canadian court has discretion to stay or decline to hear an action on the United States judgment if the United States judgment is under appeal or if there is another subsisting judgment in any jurisdiction relating to the same cause of action as the United States judgment; (iii) the Canadian court will render judgment only in Canadian dollars; and (iv) an action in the Canadian court on the United States judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally. The enforceability of a United States judgment in Canada will be subject to the following defenses: (i) the United States judgment was obtained by fraud or in a manner contrary to the principles of natural justice; (ii) the United States judgment is for a claim which under the law of the applicable Canadian province would be characterized as based on a foreign revenue, expropriatory, penal or other public law; (iii) the enforcement of the United States judgment is contrary to or inconsistent with public policy of the applicable Canadian province or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in such statutes; and (iv) the United States judgment has been satisfied or is void or voidable under United States law.

VALIDITY OF SECURITIES

The validity of the Debt Securities will be passed upon by Mayer Brown LLP, New York, New York, as to matters of New York law, and by Blake, Cassels & Graydon LLP, Toronto, Ontario as to matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from CIBC’s 2022 Annual Report and the effectiveness of CIBC’s internal control over financial reporting as of October 31, 2022 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which express unqualified opinions and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Canadian Imperial Bank of Commerce

US$            % Senior Notes due

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Prospectus Supplement

            , 2024

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Joint Book-Running Managers

CIBC Capital Markets

BofA Securities

Deutsche Bank Securities

J.P. Morgan

Morgan Stanley